UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant To §240.14a-12
ARROWHEAD PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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arrowhead pharmaceuticals

2023

Notice of Annual Meeting and

Proxy Statement

Notice of Annual Meeting of Stockholders
To Be Held on Thursday, March 16, 2023

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. Stockholders of record are urged to vote via the Internet or telephone as instructed, or if you are voting by mail, to mark, sign and date and promptly return the proxy in the postage-prepaid return envelope provided.

Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, March 16, 2023:

You may access the following proxy materials at
www.proxyvote.com before the meeting and www.virtualshareholdermeeting.com/ARWR2023 during the meeting.

• Notice of the 2023 Annual Meeting of Stockholders;

• Company’s 2023 Proxy Statement;

• Company’s Annual Report on Form 10-K for the year ended September 30, 2022; and

• Form of Proxy Card

TO THE STOCKHOLDERS OF ARROWHEAD PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of Arrowhead Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Arrowhead”), will be held on Thursday, March 16, 2023, at 10:00 a.m., Pacific time (the “Annual Meeting”). This year’s meeting will be a completely “virtual” meeting of stockholders. You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARWR2023. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com. The Annual Meeting will be held for the purpose of considering and voting upon the following proposals, as more fully described in the accompanying Proxy Statement:

1.  To elect the eight directors named in the Proxy Statement to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

2.  To conduct an advisory (non-binding) vote to approve executive compensation;

3.  To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock;

4.  To ratify the selection of Rose, Snyder & Jacobs LLP as independent auditors of the Company for the fiscal year ending September 30, 2023; and

5.  To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Proposal No. 1 relates solely to the election of the eight directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

All stockholders of record are cordially invited to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARWR2023. Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 10:30 a.m., Pacific Time on the date specified above and at the Company’s address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at ir.arrowheadpharma.com.

If you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability. To ensure your representation at the meeting, you are urged to vote via the Internet or telephone as instructed in the Notice of Internet Availability, or to mark, sign, date and return the proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote at the Annual Meeting even if such stockholder has previously returned a proxy.
/s/ Patrick O’Brien Patrick O’Brien Secretary	Pasadena, California January 30, 2023
Arrowhead Pharmaceuticals, Inc. ● 177 E. Colorado Blvd., Suite 700 ● Pasadena, California 91105

2023 PROXY STATEMENT    Table of Contents

General Information Concerning Solicitation and Voting	1
Record Date	2
Revocability of Proxies	2
Voting and Solicitation	2
Quorum; Abstentions; Broker Non-Votes	2
Deadline for Receipt of Stockholder Proposals	3

Proposal One — Election of Directors	4
Board Composition and Nominating Process	12
Corporate Governance, Environmental and Social Commitment	14
Stockholder Communications with Directors	15
Board Meetings and Committees	15

Director Compensation	17

Proposal Two — Advisory Vote to Approve Executive Compensation	18

Executive Compensation	19
Compensation Discussion and Analysis	19
Our Company	19
Business Development	20
Platform	21
Pipeline	22
Executive Compensation Philosophy	32
Executive Compensation Program Design	32
Governance of Executive Compensation Program	33
Individual Compensation Elements	35
Employment Arrangements	41
Post-Employment Compensation Arrangements	41
Other Compensation Policies and Practices	41
Tax and Accounting Considerations	42
Compensation Risk Assessment	44

Compensation Tables	45

Proposal Three - Approval of Amendment to Amended and Restated Certificate Of Incorporation To Increase The Number Of Authorized Shares Of Common Stock	54

Proposal Four — Ratification of Appointment of Independent Auditors	56

Audit Fees	57

Report of the Audit Committee	58

Voting Securities of Principal Stockholders and Management	59

Equity Compensation Plan Information	60

Review and Approval of Related-Party Transactions	62

Certain Relationships and Related Transactions, and Director Independence	63

                2023 PROXY STATEMENT General Information Concerning Solicitation and Voting

ARROWHEAD PHARMACEUTICALS, INC.
177 E. Colorado Blvd., Suite 700
Pasadena, California 91105
(626) 304-3400

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, March 16, 2023

General Information Concerning Solicitation and Voting
The enclosed Proxy is solicited on behalf of Arrowhead Pharmaceuticals, Inc. (the “Company” or “Arrowhead”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, March 16, 2023 at 10:00 a.m., Pacific time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). The Company anticipates that the Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) in connection with these proxy solicitation materials will first be mailed on or about January 30, 2023 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.

This year’s meeting will be a completely “virtual” meeting of stockholders. If you were a stockholder as of the close of business on the Record Date (as defined below), you can attend the Annual Meeting online, vote your shares electronically, and submit your questions and view our list of stockholders as of the Record Date during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/ARWR2023. You will need to have your 16-digit Control Number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
By hosting the Annual Meeting virtually, we believe we are able to expand access, improve communication and lower costs while reducing the environmental impact of the meeting.

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                2023 PROXY STATEMENT General Information Concerning Solicitation and Voting
Record Date

Only holders of record of our common stock at the close of business on January 20, 2023 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 106,706,695 shares of common stock (“Common Stock”).

Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting electronically. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.
Voting and Solicitation

Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf. Stockholders do not have the right to cumulate their votes in the election of directors. Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR the Proposals 1, 2, 3, and 4 and submitted to a vote of stockholders at the Annual Meeting pursuant to this proxy statement. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.
If you will not be able to attend the Annual Meeting to vote, you may vote your shares via the Internet or by telephone or by mail as set forth in the Notice.
The Company has engaged a proxy solicitor, Okapi Partners, LLC, to encourage voting by our stockholders. It is estimated that the total cost for the solicitation campaign will be approximately $15,000. Proxies may also be solicited by certain of the directors, officers and employees of the Company, without additional compensation. The Company will bear the costs of solicitation. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.
If your shares are held in a street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail.
Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the meeting for purposes of establishing a quorum with respect to such matter. If you are the beneficial owner and do not direct your broker, fiduciary, or custodian how to vote your shares, your broker, fiduciary, or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary, or custodian is not entitled to vote your shares with respect to “non-routine” proposals (“broker non-votes”). Whether a proposal is considered routine or non-routine is subject to stock exchange rules. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary, or custodian how to

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                2023 PROXY STATEMENT General Information Concerning Solicitation and Voting
vote your shares on all proposals to ensure that your vote is counted. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting; the effect of abstentions and broker non-votes on the proposals presented herein is discussed below.
With regard to the election of directors, votes may be cast “FOR,” “AGAINST” or “ABSTAIN” for each director nominee. Because directors are elected by a majority of votes cast in an uncontested election, abstentions from voting and broker non-votes, if any, will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving more “FOR” votes than “AGAINST” votes will be elected. Because Proposal Nos. 2 and 4 must be approved by the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon and present in person or by proxy at the Annual Meeting (the “Required Vote”), abstentions will have the same effect as a vote “AGAINST” the proposal, whereas broker non-votes, if any, will have no effect on its outcome. With regard to Proposal 3, the affirmative vote of at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon is required to amend the Company’s Amended and Restated Certificate of Incorporation to effect the authorized share increase. For this purpose, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal.

Deadline for Receipt of Stockholder Proposals

To be considered for inclusion in the proxy statement and proxy card for the Company’s 2024 Annual Meeting of Stockholders, proposals of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and stockholder director nominations pursuant to the proxy access provisions of the Company’s Amended and Restated Bylaws (“Bylaws”), must be submitted in writing to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals and nominations must be received by us not later than our close of business (5:00 p.m. Pacific Time) on October 2, 2023, and, in the case of a proxy access nomination, no earlier than September 2, 2023, and must satisfy the requirements of Rule 14a-8 and our Bylaws, as applicable. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy materials.

Additionally, our Bylaws provide for advance notice procedures to nominate a person for director (other than pursuant to our Bylaws’ proxy access provisions) or to propose business to be considered by stockholders at a meeting (other than pursuant to Rule 14a-8). To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth on the first page of this Proxy Statement between November 17, 2023 and our close of business (5:00 p.m. Pacific Time) on December 17, 2023; provided, however, that if the 2024 Annual Meeting date is advanced by more than 30 days before or delayed by more than 60 days after the anniversary date of the 2023 Annual Meeting, then stockholders must provide notice within time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

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2023 PROXY STATEMENT    Proposal One — Election of Directors
Proposal One — Election of Directors
The Company’s Board of Directors (the “Board”) has nominated the following eight persons as directors to serve until the 2024 Annual Meeting or until their successors have been duly elected. Each of the nominees is currently a director of Arrowhead and was elected most recently by stockholders at the 2022 Annual Meeting, except for Ms. Vakiener, who was appointed to the Board on May 2, 2022. Ms. Vakiener was initially recommended to the Nomination Committee by one of the Company’s non-executive officers.
None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company. The nominees receiving more “FOR” votes than “AGAINST” votes at the Annual Meeting will be elected to the eight director positions. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. Under Delaware law, a director not receiving a majority of votes cast in an uncontested election would continue to serve as a director as a “holdover director” until the director resigns or is replaced. Under the Company’s director resignation policy, a director who is not reelected by a majority of the votes cast in an uncontested election will be required to tender his or her resignation to the Board, and the Board will then decide whether to accept or reject the resignation, or whether other action is required. Although we have no reason to believe this will occur, if any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy or, alternatively, the Board may reduce its size. The table below sets forth, with respect to each nominee for election, the nominee’s age and current position with Arrowhead. The director nominees have indicated that they are willing and able to serve as directors. However, if any of the director nominees becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.
Nominees for Election as Directors. The Board unanimously adopted a resolution proposing the nominees set forth below for election as Directors of the Company for the next year.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

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2023 PROXY STATEMENT    Proposal One — Election of Directors

Douglass Given, MD Board Chair
Age: 70 Director since: 2010 Serves on: •Science Committee
Experience and Expertise
Dr. Given has been Managing Partner at Health2047 Capital Partners LLC, a healthcare-focused venture capital firm, since 2018. He served as Health2047 lnc.'s Chief Executive Officer from its founding in 2015 until 2018. Dr. Given has spent more than two decades in venture capital as an Investment Partner and General Partner at life sciences investor Bay City Capital LLC participating in five sequential life sciences general funds and two sector-specific funds; he was associated with the partnership from 1999-2015. Dr. Given is a physician and medical scientist. Since 1983, he has been a global corporate and operating executive at Lilly, Monsanto, Schering Plough and Mallinckrodt, and a serial entrepreneur. In addition to a number of private companies, Dr. Given led three public biopharmaceutical companies as CEO.
Dr. Given has served on more than 20 public and private boards. He is currently our Board Chair, a Director at Health2047 Inc., Managing Partner at GS Partners LLC, and serves on the board at First Mile Care Inc, BrYet Health Ltd, Visirna Therapeutics, and Vivaldi Biosciences Inc. He serves in advisory roles on the University of Chicago Pritzker School of Medicine, and Biological Sciences Division Council (former Chair), Johns Hopkins Bloomberg School of Public Health, Health Advisory Board.
Dr. Given received MD and PhD degrees from the University of Chicago, a MBA from the Wharton School at the University of Pennsylvania, and was a Clinical and Research Fellow in internal medicine and infectious diseases at Massachusetts General Hospital and Harvard Medical School.

Qualifications
Dr. Given’s qualifications to serve on the Board include his extensive experience as a physician scientist, in finance and business transactions, particularly investments in the life sciences industry, as well as directorship roles in biopharmaceutical companies. Dr. Given also has had significant leadership roles, including CEO of several biotech companies and Senior Vice President, at several large pharmaceutical companies.

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2023 PROXY STATEMENT    Proposal One — Election of Directors

Michael S. Perry, DVM Independent Lead Director
Age: 63 Director since: 2011 Serves on: •Compensation Committee •Nomination Committee • Science Committee
Experience and Expertise
Dr. Perry is currently a Venture Partner with Bioscience Managers, a global venture capital firm. He also serves as Chairman and board member of 7 Hills Pharma, a private clinical stage pharmaceutical company. Dr. Perry was Chief Executive Officer of Avita Medical, Inc., a regenerative medicine company based in Valencia, CA (NASDAQ: RCEL) from 2017 to 2022. From 2014 to 2017, he served as Chief Scientific Officer of Novartis' Cell and Gene Therapy Unit, and from 2012 to 2014 he served as Vice President and Global Head of Stem Cell Therapy for Novartis Pharmaceuticals Corp, the US affiliate of Switzerland-based Novartis AG, a global pharmaceutical company. Dr. Perry has also served as SVP and Global Head of R&D at Baxter Healthcare, President and as CEO of Cell & Gene Therapy at Novartis AG. Earlier in his career he served as VP Regulatory Affairs at Novartis, Sandoz Pharmaceuticals, and Syntex Corporation. He also served as Director of Regulatory Affairs at Schering-Plough Corporation. Dr. Perry also served as a Venture Partner with Bay City Capital, LLC for eight years. Dr. Perry has previously served as a board member for the following companies: Ampliphi Bioscience Corp, Gamida Cell Ltd, Targeted Genetics, Inc., American Xeno, Inc., BioTransplant, Inc., ltamar Biomedical Ltd, Systemix, Inc., Genetic Therapy, Inc., Extropy Pharmaceuticals, Inc, and Pharsight Corporation. Dr. Perry holds an Honors Bachelor of Science in Physics and Engineering and a PhD in Biomedical Pharmacology from the University of Guelph. He also holds a Doctor of Veterinary Medicine & Surgery from Ontario Veterinary College and is a graduate of the International Advanced Management Program at Harvard Business School. Dr. Perry currently serves as Adjunct Professor at the Gates Center for Regenerative Medicine at the University of Colorado Anschutz Medical Campus and as Faculty at Houston Methodist and Chair of the Translational Medicine Advisory Board of the Houston Methodist Research Institute.

Qualifications
Dr. Perry’s qualifications to serve on the board include his medical expertise and his extensive experience in preclinical and clinical drug development, including executive level leadership roles and directorships in several publicly held biotech companies.

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2023 PROXY STATEMENT    Proposal One — Election of Directors

Christopher Anzalone, PhD Chief Executive Officer, President & Director
Age: 53 Director since: 2007
Experience & Expertise
Dr. Anzalone has been President, Chief Executive Officer and Director of the Company since December 1, 2007 and has led the Company’s business and technical development since then. Prior to joining Arrowhead, Dr. Anzalone formed and served as CEO of the Benet Group LLC, a private equity firm focused on creating and building new nano-biotechnology companies from university-generated science. Prior to his tenure at the Benet Group, from 1999 until 2003, he was a partner at the Washington, DC-based private equity firm Galway Partners, LLC, where he was responsible for sourcing, structuring and building new business ventures. Dr. Anzalone holds a PhD. in Biology from UCLA and a B.A. in Government from Lawrence University.

Qualifications
Dr. Anzalone’s qualifications to serve on the Board include his deep understanding of the business through his role as Chief Executive Officer; in addition, Dr. Anzalone has extensive experience in business development, biotechnology, drug development, company-building and venture capital.

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2023 PROXY STATEMENT    Proposal One — Election of Directors

Marianne De Backer, PhD, MBA Independent Director
Age: 54

Director since: 2019

Serves on:
•Nomination Committee (Chair)
•Audit Committee
•Compensation Committee

Other Public Company Boards:
• Kronos Bio, Inc.
• Vir Biotechnology, Inc. (effective as of April 3, 2023)

Experience & Expertise
Dr. De Backer brings over 25 years of international experience in healthcare, biotechnology, innovation, strategy, business and corporate development. She has served as member of the Executive Committee, Executive Vice President and Head of Strategy, Business Development and Licensing, and Open Innovation of the pharmaceuticals division of Bayer AG (BAYRY) since 2019. She also serves on the board of directors of Gladstone Foundation, and Bayer-acquired companies Bluerock Therapeutics, AskBio, and Vividion Therapeutics. Previously, from 1991 through 2018, she was at Johnson & Johnson (NYSE: JNJ) where she most recently held global Corporate Development and Venture Investor roles including the position of Global Vice President of M&A Operations and Divestitures globally for the Pharmaceuticals Group and head of Infectious Diseases & Vaccines Business Development. Prior to that she led a commercial business unit in Europe as well as drug discovery research teams in both Europe and the United States. In 2022, Dr. De Backer was recognized by BCG and Manager Magazin as one of the 100 Most Influential Women in German business and Top 25 Women Leaders in Biotechnology by Healthcare Technology Report. In 2021, she was named one of the Fiercest Women in Life Sciences by Fierce Pharma. Dr. De Backer holds an MBA from Erasmus University Rotterdam, a Master’s degree in Molecular Biology and Biotechnology from Vrije Universiteit Brussels, and a Master’s degree in Engineering and a PhD in Biotechnology from Ghent University.
On January 25, 2023 it was announced that Dr. De Backer was appointed as Chief Executive Officer of Vir Biotechnology, Inc., effective as of April 3, 2023. Dr. De Backer will also join Vir's board of directors, effective as of April 3, 2023. Subsequently, on January 26, 2023, it was announced that Dr. De Backer will resign as board member of Kronos Bio, Inc., effective likely in the first or second quarter of 2023.

Qualifications:
Dr. De Backer’s qualifications to serve on the Board include her extensive background in the biopharmaceutical industry, her scientific drug development and pharmaceutical transaction experience, as well as her executive leadership experience.

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2023 PROXY STATEMENT    Proposal One — Election of Directors

Mauro Ferrari, PhD Independent Director
Age: 63 Director since: 2010 Serves on: •Science Committee (Co-Chair) •Audit Committee •Nomination Committee
Experience & Expertise
Dr. Ferrari currently serves as Affiliate Professor of Pharmaceutics at the University of Washington in Seattle, Washington and as CEO of BrYet Pharmaceutics in Houston, Texas. From 2010 to 2019, Dr. Ferrari served in several different capacities at the Houston Methodist Hospital, including President and CEO of The Houston Methodist Hospital Research Institute (TMHRI), Executive Vice President of Houston Methodist Hospital, and Senior Associate Dean of the hospital’s academic affiliate, Weill Cornell Medical College in New York. Dr. Ferrari is an internationally recognized expert in cancer therapeutics, nanomedicine and biomedical nanotechnology. His previous academic appointments include tenured professorships at his graduate Alma Mater UC Berkeley, The Ohio State University, as Professor and Chair of The Department of NanoMedicine and Biomedical Engineering at The University of Texas Health Science Center, Professor of Experimental Therapeutics at the MD Anderson Cancer Center, and Adjunct Professor of Bioengineering at Rice University. From 2003 to 2005, Dr. Ferrari served as Special Expert on Nanotechnology and Eminent Scholar at The National Cancer Institute. He has received many National and International awards and recognitions.

Qualifications:
Dr. Ferrari’s qualifications to serve on the Board include his extensive training and experience in the fields of nanotechnology, biotechnology and biomedical applications. Dr. Ferrari has significant technical training, several academic appointments, over 500 published articles, over 30 issued patents, and is the recipient of most prestigious academic awards in nanomedicine and drug delivery technology. Additionally, Dr. Ferrari has extensive experience in developmental stage organizations having founded several startup companies.

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2023 PROXY STATEMENT    Proposal One — Election of Directors

Adeoye Olukotun, MD, MPH Independent Director
Age: 78 Director since: 2020 Serves on: •Science Committee (Co-Chair) •Nomination Committee Other Public Company Boards: •Tonix Pharmaceuticals Holding Corp.
Experience & Expertise
Dr. Olukotun is a Mayo Clinic trained cardiologist who has served as Chief Executive Officer of CR Strategies, LLC, which consults on clinical trial design and FDA strategy for pharmaceutical development , since 2001. Dr. Olukotun currently serves on the board of directors of Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP), a clinical-stage biopharmaceuticals company. He served as CEO of Epigen Pharmaceuticals, Inc., a discovery phase biotechnology company, from 2014 to 2017, and Vice Board Chair of CardioVax, Inc., a clinical-stage biopharmaceutical company, from 2012 to 2016. He spent the first 20 years of his career in roles of increasing responsibility in clinical development, including multiple product approvals, at Pfizer, Bristol-Myers Squibb, and Mallinckrodt. He has over 35 years of experience in the pharmaceutical industry and has been instrumental in the approval and success of numerous cardiology and metabolic medicines, including the first daily beta blocker and the first approved ACE inhibitor, among others. Dr. Olukotun received his Medical Doctor degree from the Albert Einstein College of Medicine in New York, and a Masters in Public Health from Harvard University School of Public Health.

Qualifications
Dr. Olukotun’s qualifications to serve on the Board include his extensive background in biopharmaceutical development, particularly in the cardiometabolic field, his scientific and public health expertise, and his board and executive leadership experience.

Victoria Vakiener Independent Director
Age: 59 Director since: 2022 Serves on: •Audit Committee •Nomination Committee Other Public Company Boards: •Chimerix, Inc.
Experience & Expertise
Ms. Vakiener currently serves on the board of directors of Chimerix (NASDAQ: CMRX), a clinical-stage biopharmaceutical company. From November 2018 through September 2021, she served as Chief Commercial Officer of Epizyme, Inc., a biopharmaceutical company that was acquired in 2022, where she built the commercial organization and launched TAZVERIK for two indications within six months. Prior to joining Epizyme, Ms. Vakiener was an executive at Johnson & Johnson (NYSE: JNJ) for more than twenty years where she held positions of leadership with increasing responsibility across the company’s pharmaceutical and diagnostics businesses. Ms. Vakiener began her pharmaceutical career at Schering-Plough, where she spent nine years in both scientific and commercial roles. Ms. Vakiener received a BS in Biochemistry from Albright College.

Qualifications
Ms. Vakiener’s qualifications to serve on the Board include her deep commercial experience and expertise, her scientific development experience, and her board and executive leadership experience.

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2023 PROXY STATEMENT    Proposal One — Election of Directors

William Waddill Independent Director
Age: 65 Director since: 2018 Serves on: •Audit Committee (Chair) • Compensation Committee (Chair) •Nomination Committee Other Public Company Boards: •Protagonist Therapeutics, Inc. • Annexon Biosciences
Experience & Expertise
Mr. Waddill began his career over 35 years ago in commercial banking and public accounting and has been in the biotechnology industry for over 30 years. He currently serves on the boards of Protagonist Therapeutics (NASDAQ: PTGX) and Annexon Biosciences (NASDAQ: ANNX), both clinical-stage biopharmaceutical companies. Mr. Waddill was Senior Vice President and CFO of Calithera Bioscience (NASDAQ: CALA), from 2014 to 2016 and Senior Vice President and CFO at OncoMed Pharmaceuticals from 2007 to 2014, both of which were public clinical-stage biopharmaceutical companies. Prior to that, he served as the Senior Vice President and CFO of Ilypsa, Inc., a biotechnology company that was acquired in 2007 by Amgen, Inc. Before joining Ilypsa, he served as the founder and principal at Square One Finance, a financial consulting business. Mr. Waddill received a BS in accounting from the University of Illinois, Chicago, and certification as a public accountant (inactive) after working at PriceWaterhouseCoopers and Deloitte in Boston.

Qualifications
Mr. Waddill’s qualifications to serve on the Board include his extensive background in the biopharma industry, his financial and audit expertise, executive leadership roles and experience as a director of other public companies.

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2023 PROXY STATEMENT    Proposal One — Election of Directors
Board Composition and Nominating Process

The Nomination Committee of the Board annually considers the size, composition and needs of the Board and, as appropriate, recommends the nominees for directors to the Board for approval. The Nomination Committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are general criteria for the evaluation of current and proposed directors:

•The highest ethical character and shared values with our Code of Corporate Conduct
•Reputation, both personal and professional, consistent with our image and reputation
•Accomplishment within candidate’s field, with superior credentials and recognition
•Relevant expertise and experience and the ability to offer advice and guidance to the Chief Executive Officer based on such expertise and experience
•Independence, without the appearance of any conflict in serving as a Director, and independence of any particular constituency with the ability to represent all stockholders
•Ability to exercise sound business judgment
•Diversity, reflecting differences in skills, regional and industry experience, backgrounds, ages, and other unique characteristics, such as race, gender and ethnicity
The Nomination Committee considers the mix of skills and experience among current and prospective directors with a goal of assembling a Board with complementary skills for the benefit of the Company. Listed below are selected key contributions of each current Board member. The table is not intended to be an exhaustive summary of all the contributions of each Board member.

Expertise	Given	Perry	Anzalone	De Backer	Ferrari	Olukotun	Vakiener	Waddill
Biopharma Research & Development	X	X	X	X	X	X	X
Healthcare	X	X		X	X	X	X
Drug Development	X	X	X	X	X	X	X
Executive Leadership	X	X	X	X	X	X	X	X
Public Company Governance	X	X	X	X		X	X	X
Accounting/Audit								X
Capital Markets	X	X	X	X				X
Commercial	X	X		X		X	X

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2023 PROXY STATEMENT    Proposal One — Election of Directors

Board Diversity Matrix

The Nomination Committee believes that the Board should represent a diverse mix of skills, regional and industry experience, backgrounds, ages, and other unique characteristics, such as race, gender, and ethnicity. In furtherance of this goal, the Committee is committed to actively seeking out highly qualified diverse candidates (including women and minority candidates) to include in the pool from which Board nominees are chosen, referred to by some as the “Rooney Rule.”

Currently, one of the Company’s directors self-identifies as Black and two are women. These are the Board’s three most recent additions, demonstrating the Board’s commitment to diversify as it matures. Provided below is a board diversity matrix chart pursuant to Nasdaq’s Board Diversity Rule.

Board Diversity Matrix (As of January 30, 2023)
Total Number of Directors	#8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

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2023 PROXY STATEMENT    Proposal One — Election of Directors
Corporate Governance, Environmental and Social Commitment

The following is a summary of our corporate governance, environmental, and social commitment policies and practices:

•Separate Chair and CEO: The positions of Board Chair and Chief Executive Officer are separated, which allows our Chief Executive Officer to focus on strategic planning and execution as well as our day-to-day business operations, while allowing the Board Chair to lead the Board in its fundamental role of providing advice to and oversight of management. While our Bylaws do not require that our Board Chair and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
•Majority Independent Board: A majority of the members of the Board are independent directors, as defined by Nasdaq Marketplace Rules. The Board has determined that all of the Company’s directors are independent, except Dr. Anzalone, due to his employment relationship with the Company, and Dr. Given, who is the brother of Bruce Given, the Company’s former Chief Operating Officer, who retired in May 2020. Non-employee directors do not receive consulting or other fees from the Company, other than Board and Committee compensation.
•Independent Lead Director: The Board has appointed an independent Lead Director. The Lead Director is tasked with assuring that the Board committees and other relevant issues have independent leadership.
•Board Oversight of Risk: The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board regularly reviews our business strategy and management’s assessment of the related risk and discusses with management the appropriate level of risk for the Company.
•Code of Conduct: All of the Company’s employees, officers, and directors are subject to the Company’s Code of Business Conduct and Ethics Policy, which is available on the Company’s website at www.arrowheadpharma.com. The ethics policy meets the requirements of Nasdaq Marketplace Rules, as well as the code of ethics requirements of the SEC.
•Independent Committees: The Audit, Compensation, and Nomination Committees consist entirely of independent directors.
•Regularly Held Executive Sessions: The independent directors meet separately in executive session on a regular basis to discuss matters relating to the Company and the Board, without members of the management team present.
•Proxy Access: Stockholders have a proxy access right with market-standard terms (3% for 3 years, up to 20% of the Board).
•Board Oversight of Strategy: The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.
•Environmental and Social Responsibility Oversight: The Board has designated one if its members, Adeoye Olukotun, with responsibility of ensuring the Company’s environmental and social programs align with the Board’s expectations in these matters.
•Related Party Transaction Oversight: The Audit Committee reviews and approves all disclosable related-party transactions or, if the size and nature of the transaction warrants, a special committee of non-related Board members is formed to negotiate and approve the transaction.
•Sustainability: The Company continues to assess its environmental impact and ways in which it can operate more responsibly and sustainably. The Company is in the process of building out two research and development facilities, one in Verona, Wisconsin and the other in San Diego, California. Both research & development facilities are being built to meet LEED certification standards. The Company has contracted with a third party to build a solar power generation plant at our San Diego facility with an expected generating capacity of approximately 1,406kW, which will be comprised of a rooftop system, parking lot solar canopies, and a 1,200 kW battery storage system to supply power to the building. Additionally, the Company is exploring the feasibility of solar or other clean energy for our Verona site.

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2023 PROXY STATEMENT    Proposal One — Election of Directors
•The Company has been methodically minimizing its use of paper records in favor of electronic records and has a robust recycling program for paper, batteries, and electronic equipment.
•Human Capital Management: Arrowhead has a vibrant and growing culture and we are committed to the health and welfare of our employees. Our important work developing advanced drugs for patients requires a specialized and dedicated workforce. Arrowhead supports the development of our employees with a generous compensation and benefits package, internal advancement, and individualized development opportunities. We are committed to training young scientists and businesspeople and offer multiple internships and entry level positions each year.
•Workforce Diversity: As of December 31, 2022, women comprise 49% of our employee workforce and 39% of our employee leaders at the level of director or above. People self-identifying as racial and ethnic minorities comprise 30% of our employee workforce and 43% of our employee leaders at the level of director or above. One of our executive officers is a member of the LGBTQ+ community.
•Corporate Responsibility: Arrowhead is also committed to the communities in which we operate. The Company and our employees participate in multiple charitable outreach events each year, and in 2023 expect to establish a scholarship fund intended to foster scientific education for minority students.
Stockholder Communications with Directors

Stockholders who wish to communicate with the Board or any individual director can write to: Patrick O’Brien, Corporate Secretary, Arrowhead Pharmaceuticals, Inc., 177 E. Colorado, Suite 700, Pasadena, CA 91105. Your letter should indicate that you are an Arrowhead stockholder. Depending on the subject matter, management will:

•Forward the communication to the director or directors to whom it is addressed;
•Forward the communication to the Board Chair, if addressed to the board of directors; or
•If not addressed to, or otherwise appropriate for, any director or directors, attempt to handle the inquiry directly (for example, requests for information or stock-related matters).
Board Meetings and Committees

The Board held a total of six meetings during the fiscal year ended September 30, 2022. The Board has three standing committees: Audit Committee, Compensation Committee, and Nomination Committee. The functions of the Audit Committee are to select and oversee the independent registered public accounting firm, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls, to review the Company’s annual and quarterly reports before filing with the SEC and to review any related-party transactions. The Audit Committee met five times during fiscal 2022. The members of the Audit Committee for fiscal 2022 were William Waddill (Committee Chair), Marianne De Backer, Adeoye Olukotun, and Michael Perry. The current members of the Audit Committee for fiscal 2023 are William Waddill (Committee Chair), Marianne De Backer, Mauro Ferrari, and Victoria Vakiener. The Board has determined that all members of the Audit Committee who served during 2022 were independent directors under the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of Nasdaq Marketplace Rules and are financially literate. The Board has determined that Mr. Waddill is an “audit committee financial expert” in accordance with the applicable regulations, based on his experience as noted above. The Audit Committee Charter is available on the Company’s website at www.arrowheadpharma.com.

The functions of the Compensation Committee are to review the goals and achievements of the Company and the Chief Executive Officer for the prior year and approve the goals of the Company and the Chief Executive Officer for the next year, to review and approve salaries, bonuses, equity awards, and other benefits payable to the Company’s executive officers and to administer the Company’s equity incentive compensation plans. The Compensation Committee is specifically responsible for determining the compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee reviews compensation recommendations made by the Chief Executive Officer for other senior executives of the Company and the compensation of the Chief Executive Officer at least annually; the Chief Executive Officer is not present during discussions or deliberations regarding his compensation. In fiscal 2022, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to provide advice and guidance with regard to compensation for our NEOs. The decision to engage the consultant was not made or recommended by management and the Compensation Committee has the sole discretion to engage or change the consultant. The Compensation Committee met four times during fiscal 2022. The members of the Compensation Committee for fiscal 2022 were William Waddill (Committee Chair), Marianne De Backer, Mauro Ferrari, Adeoye Olukotun, and Michael Perry. The current members of the Compensation Committee for fiscal 2023 are William Waddill (Committee Chair), Marianne De Backer, and Michael Perry. The Board has determined that all members of the Compensation Committee are independent directors under

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2023 PROXY STATEMENT    Proposal One — Election of Directors
the listing rules of Nasdaq Marketplace Rules. The Compensation Committee’s charter is available on the Company’s website at www.arrowheadpharma.com. The Compensation Committee has not delegated any of its responsibilities or authorities granted under its charter.
The Nomination Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. The Nomination Committee met three times during fiscal 2022.The members of the Nomination Committee for fiscal 2022 were Marianne De Backer (Committee Chair), Mauro Ferrari, Adeoye Olukotun, and Michael Perry, The current members of the Nomination Committee for fiscal 2023 are Marianne De Backer (Committee Chair), Mauro Ferrari, Adeoye Olukotun, Michael Perry, Victoria Vakiener, and William Waddill. The Nomination Committee’s charter is available on the Company’s website at www.arrowheadpharma.com. The Nomination Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations and the wishes of the Board members to be re-nominated, the Nomination Committee recommends to the Board whether those individuals should be re-nominated.
On at least an annual basis, the Nomination Committee reviews with the Board whether it believes the Board would benefit from adding new members and, if so, the appropriate skills and characteristics required for any new members. If the Board determines that a new member would be beneficial, the Nomination Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nomination Committee (or the Committee Chair) screens the available information about the potential candidate(s). Based on the results of the initial screening, interviews with candidates are scheduled with Nomination Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Nomination Committee may recommend a candidate to the Board for appointment.
Candidates for independent Board member positions are identified through recommendations from directors or others associated with the Company, as well as through a formal search process managed by a third-party search firm. Arrowhead stockholders may also recommend candidates by sending the candidate’s name and resume to the Nomination Committee pursuant to the procedures, set forth above, for communication with the Board. As described above, our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director to be considered by stockholders at a meeting, including requirements as to the timing, form and content of a stockholder’s notice.
The Nomination Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all directors should share qualities such as governance and business experience at the corporate level, relevant non-competitive experience, and strong communication and analytical skills. Independent directors must meet the criteria for independence set forth by Nasdaq and, as applicable, the SEC. In any given search, the Nomination Committee may also define particular characteristics for candidates to balance the overall mix of skills, backgrounds and characteristics of the Board and the needs of the Company. During any search, the Nomination Committee reserves the right to modify its stated search criteria for exceptional candidates.
The Nomination Committee assesses its effectiveness in achieving its goal of building a diverse board as part of its annual assessment of the composition of the Board.

In 2018, the Board established a Science Committee to review and advise on science topics of interest to the Company. The members of the Science Committee for fiscal 2022 were Mauro Ferrari (Committee Co-Chair), Adeoye Olukotun (Committee Co-Chair), Marianne De Backer, and Douglass Given.The current members of the Science Committee for fiscal 2023 are Mauro Ferrari (Committee Co-Chair), Adeoye Olukotun (Committee Co-Chair), Douglass Given, and Michael Perry.

Each of our incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during fiscal 2022, and (ii) the total number of meetings held by all committees of the Board during fiscal 2022 on which such person served, in each case during the period in which such person served on the Board or committee.
In addition, all of the directors then serving on the Board attended the virtual 2022 Annual Meeting of Stockholders. It is the Company’s policy to encourage, but not require, that all directors attend our annual stockholder meetings.

16

2022 PROXY STATEMENT    Director Compensation
Director Compensation
Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board. For 2022, the Company maintained the structure of director compensation it adopted in 2019 to provide a base retainer for each director with higher base retainers for service by the Board Chair and the Lead Independent Director. The Company provides an additional retainer for committee service with higher retainers for committee leadership. The average total compensation paid to the Company's non-executive directors for service in 2022 is at or below the 60th percentile of the total compensation paid to non-executive directors of its peer group as described later in this proxy statement. The Compensation Committee believes the structure aligns compensation according to the level of service contributions by each director.
The following table sets forth the total compensation paid to our non-employee directors in fiscal 2022. Dr. Anzalone’s compensation is set forth in the discussion of Executive Compensation and in the Summary Compensation Table.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total ($)
Douglass Given	$95,000	$377,280	$472,280
Michael S. Perry	$80,000	$377,280	$457,280
Mauro Ferrari	$80,000	$377,280	$457,280
William Waddill	$90,000	$377,280	$467,280
Marianne De Backer	$80,000	$377,280	$457,280
Adeoye Olukotun	$80,000	$377,280	$457,280
Victoria Vakiener	$25,000	$633,793	$658,793

(1)This column represents the total grant date fair value, computed in accordance with ASC 718, of restricted stock units granted during fiscal year 2022 to each director.
(2)The RSUs granted to non-employee directors vest one year from the date of grant, subject to continued service through the vesting date.
As of the last day of fiscal year 2022, the directors held the following outstanding restricted stock unit grants in the aggregate: Douglass Given — 6,400; Michael S. Perry — 6,400; Mauro Ferrari — 6,400; William Waddill — 6,400; Marianne De Backer — 6,400; Adeoye Olukoton — 6,400; and Victoria Vakiener — 15,417 restricted stock units.

Vote Required; Recommendation of the Board
The nominees listed above receiving more “FOR” votes than “AGAINST” votes, assuming a quorum is present, will be elected as directors to serve until their terms expire or until their successors have been duly elected and qualified. Because directors are elected by a majority of votes cast, abstentions from voting and broker non-votes, if any, will be excluded from the vote and will have no effect on its outcome.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL ONE.

17

2022 PROXY STATEMENT    Proposal Two — Advisory Vote to Approve Executive Compensation
Proposal Two — Advisory Vote to Approve Executive Compensation
The compensation paid to our Named Executive Officers (“NEOs”) is described below in the Compensation Discussion and Analysis of this proxy statement for the year ended September 30, 2022. The Board is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, as set forth in the compensation tables and narrative discussion, is hereby APPROVED.”
Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our NEOs.
The Board has adopted a policy providing for annual advisory votes to approve executive compensation. Unless the Board modifies its policy on the frequency of holding advisory votes to approve executive compensation, the next such advisory vote will occur in 2024.
Vote Required; Recommendation of the Board
Proposal Two must be approved by the Required Vote, assuming a quorum is present. For this purpose, abstentions will be counted as a vote “AGAINST” the proposal, while broker non-votes, if any, will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

18

2023 PROXY STATEMENT    Executive Compensation
Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of Arrowhead’s executive compensation program and should not be understood to be statements of management’s expectations or guidance. Arrowhead cautions investors not to apply these statements to other contexts. Fiscal years are denoted as fiscal years, all other year references refer to calendar years.
This Compensation Discussion and Analysis describes the compensation program for our NEOs. During fiscal 2022, these individuals were:

•Christopher Anzalone, our President and Chief Executive Officer (our “CEO”);
•Kenneth Myszkowski, our Chief Financial Officer (our “CFO”);
•James Hamilton, our Chief of Discovery and Translational Medicine (our “CDTM”);
•Patrick O’Brien, our Chief Operating Officer and General Counsel (our “COO” and “GC”); and
•Tracie Oliver, our Chief Commercial Officer (our “CCO”).
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2022. It also provides an overview of our executive compensation philosophy and objectives and summarizes our executive compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board arrived at the specific compensation decisions for our executive officers, including our NEOs, for fiscal 2022 including the key factors that the Compensation Committee considered in determining their compensation.
Our Company
We develop medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, our therapies trigger the RNA interference mechanism to induce rapid, deep and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.
Arrowhead is focused on developing innovative drugs for diseases with a genetic basis, typically characterized by the overproduction of one or more proteins. The depth and versatility of our RNAi technologies enable us to potentially address conditions in virtually any therapeutic area and pursue disease targets that are not otherwise addressable by small molecules and biologic.
2022 Business Highlights

•Dosed the first patients in its PALISADE study, a Phase 3 clinical study to evaluate the safety and efficacy of ARO-APOC3 in adults with familial chylomicronemia syndrome (FCS);
•Filed for regulatory clearance to begin a Phase 1/2a study of ARO-C3 and subsequently dosed the first subjects in AROC3-1001, a Phase 1/2 clinical study of ARO-C3, the Company’s investigational RNA interference (RNAi) therapeutic designed to reduce production of complement component 3 (C3) as a potential therapy for various complement mediated diseases;
•Presented additional interim clinical data from AROHSD-1001, AROAAT-2002, and AROAPOC3-1001;
•Completed enrollment in Phase 2b ARCHES-2 study of investigational ARO-ANG3 for patients with mixed dyslipidemia;
•Filed for regulatory clearance to initiate Phase 1/2a study of ARO-RAGE and subsequently dosed first subjects for treatment of Asthma;

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2023 PROXY STATEMENT    Executive Compensation
•Filed for regulatory clearance to initiate Phase 1/2a study of ARO-MUC5AC and subsequently dosed first subjects for treatment of muco-obstructive lung disease;
•Filed for regulatory clearance to initiate Phase 1/2a study of ARO-MMP7 for treatment of idiopathic pulmonary fibrosis (IPF);
•Initiated and dosed the first patients in the Phase 2 GATEWAY clinical study of investigational ARO-ANG3 for the treatment of patients with homozygous familial hypercholersterolemia;
•Entered into definitive agreements to form a joint venture, Visirna Therapeutics, Inc., with Vivo Capital through which the Company and Vivo Capital intend to expand the reach of innovative medicines in Greater China;
•Hosted a pulmonary research & development (R&D) day to discuss the Company’s emerging pipeline of pulmonary targeted RNA interference (RNAi) therapeutic candidates that leverage its proprietary Targeted RNAi Molecule (TRiMTM) platform, including an announcement of its previously undisclosed candidate designed to reduce expression of matrix metalloproteinase 7 (MMP7) as a potential treatment for idiopathic pulmonary fibrosis (IPF);
•Entered into an exclusive license agreement with GSK for ARO-HSD;
•Janssen presented clinical data from REEF-1, a Phase 2b study of different combination regimens, including JNJ-73763989 (JNJ-3989), formerly called ARO-HBV, and/or JNJ-56136379 (JNJ-6379), and a nucleos(t)ide analog (NA) for the treatment of chronic hepatitis B virus infection (CHB);
•In conjunction with Takeda, announced results from a Phase 2 clinical study (AROAAT-2002) of investigational fazirsiran (TAK-999/ARO-AAT) for the treatment of liver disease associated with alpha-1 antitrypsin deficiency (AATD), and was recently published in the New England Journal of Medicine (NEJM) and presented in an oral presentation at The International Liver Congress™ 2022 - The Annual Meeting of the European Association for the Study of the Liver (EASL); and
•Completed the purchase of 13 acres of land in the Verona Technology Park in Verona, Wisconsin and held a groundbreaking ceremony on the site. As part of this acquisition, the Company entered into a development agreement with the City of Verona to construct certain infrastructure improvements within the tax incremental district and expects to be reimbursed up to $16.0 million by the City of Verona by future tax increment revenue generated from the developed property. The site is being developed into an approximately 160,000 square foot drug manufacturing facility and an approximately 140,000 square foot laboratory and office facility which will support the Company’s process development and analytical activities and is expected to be complete in late 2023 or early 2024. Additionally, the Company entered into a lease agreement for a new 144,000 square foot laboratory and office facility in San Diego, California to support discovery activities, which it currently anticipates to be available in April 2023.
Business Development
GlaxoSmithKline Intellectual Property (No. 3) Limited (“GSK”)
In November 2021, the Company entered into an exclusive license agreement with GSK to develop and commercialize ARO-HSD, a Phase 2 investigational therapy in development to treat NASH. The exclusive license is worldwide with the exception of greater China, for which the Company retained rights to develop and commercialize ARO-HSD.
The Company has completed its Phase 1/2 study of ARO-HSD, and GSK is now wholly responsible for all clinical development and commercialization of ARO-HSD in its territory. Under the terms of the agreement, the Company has received an upfront payment of $120 million and is eligible for additional payments of $30 million at the start of Phase 2 and $100 million upon achieving a successful Phase 2 trial readout and the first patient dosed in a Phase 3 trial. Furthermore, should the Phase 3 trial read out positively, and the potential new medicine receives regulatory approval in major markets, the deal provides for commercial milestone payments to the Company of up to $190 million at first commercial sale, and up to $590 million in sales-related milestone payments. The Company is further eligible to receive tiered royalties on net product sales in a range of mid-teens to twenty percent.
Visirna Therapeutics, Inc. (“Visirna”)
On April 25, 2022, Visirna and the Company entered into a License Agreement (the “Visirna License Agreement”), pursuant to which Visirna received an exclusive license to develop, manufacture and commercialize four of the Company’s RNAi-based investigational cardiometabolic medicines in Greater China (including the People’s Republic of China, Hong Kong, Macau and Taiwan). Pursuant to a Share Purchase Agreement entered into simultaneously with the Visirna License Agreement (the “Visirna SPA”), the Company acquired a majority stake in Visirna (after

20

2023 PROXY STATEMENT    Executive Compensation
accounting for shares reserved for Visirna’s employee stock ownership plan) as partial consideration for the Visirna License Agreement. Under the Visirna SPA, entities affiliated with Vivo Capital also acquired a minority stake in Visirna in exchange for $60 million in cash to support the operations of Visirna. As further consideration under the Visirna License Agreement, the Company is also eligible to receive potential royalties on commercial sales.

Royalty Pharma Investments 2019 ICAV (“Royalty Pharma”)
On November 9, 2022, the Company and Royalty Pharma entered into an agreement, pursuant to which Royalty Pharma agreed to pay up to $410.0 million in cash to the Company in consideration for the Company’s future royalty interest in Olpasiran, a small interfering RNA (siRNA) originally developed by the Company and licensed to Amgen in 2016 under the Olpasiran Agreement. Pursuant to the Royalty Pharma Agreement, Royalty Pharma paid $250 million upfront on November 9, 2022. The Company will retain rights to the $400 million in development, regulatory, and sales milestone payments potentially due from Amgen.
Platform
In fiscal 2022, the Company continued to develop and deploy our Targeted RNAi Molecule platform (“TRiM™) to identify and develop new therapeutics. TRiM™ utilizes ligand-mediated delivery and is designed to enable tissue-specific targeting, while being structurally simple. The TRiM™ platform is designed to offer several potential competitive advantages including:

•A more sophisticated RNAi trigger selection and screening process that identifies potent sequences rapidly in locations that RNAi competitors may miss;
•Multiple routes of administration including subcutaneous, intravenous and inhaled;
•Faster time to clinical candidates;
•Optimal pharmacologic activity and long duration-of-effect;
•Potentially wide safety margins;
•Simplified manufacturing at reduced cost; and
•The ability to take RNAi to tissues beyond the liver.

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2023 PROXY STATEMENT    Executive Compensation
Pipeline
Arrowhead is focused on developing innovative drugs for diseases with a genetic basis, typically characterized by the overproduction of one or more proteins that are involved with disease. The depth and versatility of Arrowhead's RNAi technologies enables Arrowhead to potentially address conditions in virtually any therapeutic area and pursue disease targets that are not otherwise addressable by small molecules and biologics. Arrowhead is focused on bringing the promise of RNAi to address diseases outside of the liver, and its pipeline now includes disease targets in the liver, lung, muscle and other undisclosed tissue types.
The timing of our planned and already filed clinical trial applications (“CTA”) discussed below are based on calendar years, not fiscal years.

Arrowhead Proprietary Clinical Stage Candidates
ARO-ANG3 is designed to reduce production of angiopoietin-like protein 3 (“ANGPTL3”), a liver synthesized inhibitor of lipoprotein lipase and endothelial lipase. ANGPTL3 inhibition has been shown to lower serum LDL, serum and liver triglyceride and has genetic validation as a novel target for cardiovascular disease. Arrowhead is currently investigating ARO-ANG3 in two Phase 2b clinical trials.

•Dyslipidemia and Hypertriglyceridemia: Dyslipidemia and hypertriglyceridemia are risk factors for atherosclerotic coronary heart disease and cardiovascular events.

•Study Name: Study of ARO-ANG3 in Adults With Mixed Dyslipidemia (ARCHES-2)
A Double-blind, Placebo-controlled Phase 2b Study to Evaluate the Efficacy and Safety of ARO-ANG3 in Adults With Mixed Dyslipidemia
ClinicalTrials.gov Identifier: NCT04832971
•Study Name: Study of ARO-ANG3 in Participants With Homozygous Familial Hypercholesterolemia (HoFH) (GATEWAY)
Phase 2 Study to Evaluate the Safety and Efficacy of ARO-ANG3 in Subjects with Homozygous Familial Hypercholesterolemia (HoFH)
ClinicalTrials.gov Identifier: NCT05217667
ARO-APOC3 is designed to reduce production of Apolipoprotein C-III (apoC-III), a component of triglyceride rich lipoproteins (“TRLs”) including VLDL and chylomicrons and a key regulator of triglyceride metabolism. Arrowhead believes that knocking down the hepatic production of apoC-III may result in reduced VLDL synthesis and assembly, enhanced breakdown of TRLs and better clearance of VLDL and chylomicron remnants. Arrowhead is currently investigating ARO-APOC3 in two Phase 2b clinical trials and one Phase 3 clinical trial.

•Study Name: Study to Evaluate ARO-APOC3 in Adults With Severe Hypertriglyceridemia (SHASTA-2)
A Double-Blind, Placebo-Controlled Phase 2b Study to Evaluate the Efficacy and Safety of ARO-APOC3 in Adults With Severe Hypertriglyceridemia
ClinicalTrials.gov Identifier: NCT04720534
•Study Name: Study of ARO-APOC3 in Adults With Mixed Dyslipidemia (MUIR)
A Double-Blind, Placebo-Controlled Phase 2b Study to Evaluate the Efficacy and Safety of ARO-APOC3 in Adults With Mixed Dyslipidemia
ClinicalTrials.gov Identifier: NCT04998201
•Study Name: Study of ARO-APOC3 in Adults With FCS (PALISADE)
A Phase 3 Study to Evaluate the Efficacy and Safety of ARO-APOC3 in Adults With Familial Chylomicronemia Syndrome
ClinicalTrials.gov Identifier: NCT05089084
ARO-C3 is designed to reduce production of complement component 3 (C3) as a potential therapy for patients with various complement mediated or complement associated renal and hematological diseases. Arrowhead is currently investigating ARO-C3 in a Phase 1/2 clinical trial.

•Paroxysmal Nocturnal-Hemoglobinuria: Paroxysmal nocturnal hemoglobinuria (PNH) is a rare, acquired, clonal disorder involving hematopoietic stem cells and is characterized by destruction of red blood cells,

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2023 PROXY STATEMENT    Executive Compensation
blood clots, and impaired bone marrow function. Silencing hepatic C3 expression may be a viable therapeutic approach for systemic C3 inhibition in PNH.

•Complement-Mediated Renal Disease: A number of rare renal diseases result from uncontrolled activation of the alternative pathway of complement, leading to progressive glomerular damage, proteinuria, hematuria, and impaired kidney function, and often resulting in end-stage renal disease (ESRD). In addition, dysregulation of the alternative complement pathway has been shown to play a role in the pathogenesis and progression of disease in some of the more common glomerulopathies. Silencing C3 may be a therapeutic approach for treatment of these conditions.

•Study Name: Study of ARO-C3 in Adult Healthy Volunteers and Patients With Paroxysmal Nocturnal Hemoglobinuria and Complement-Mediated Renal Disease
A Phase 1/2a Dose-Escalating Study to Evaluate the Safety, Tolerability, Pharmacokinetics, and/or Pharmacodynamics of ARO-C3 in Adult Healthy Volunteers and in Adult Patients With Paroxysmal Nocturnal Hemoglobinuria and Adult Patients With Complement-Mediated Renal Disease
ClinicalTrials.gov Identifier: NCT05083364
ARO-RAGE is designed to reduce production of the Receptor for Advanced Glycation End products (RAGE) as a potential treatment for various inflammatory pulmonary diseases. Arrowhead is currently investigating ARO-RAGE in a Phase 1/2 clinical trial.

•Study Name: Study of ARO-RAGE in Healthy Subjects and Patients With Asthma
A Phase 1/2a Study Evaluating the Effects of ARO-RAGE in Healthy Subjects and Patients With Asthma ClinicalTrials.gov Identifier: NCT05276570

ARO-MUC5AC is designed to reduce production of mucin 5AC (MUC5AC) as a potential treatment for various muco-obstructive pulmonary diseases. Arrowhead is currently investigating ARO-MUC5AC in a phase 1/2 clinical trial.

•Study Name: Study of ARO-MUC5AC in Healthy Subjects and Patients With Asthma
A Phase 1/2a Study to Evaluate the Effects of ARO-MUC5AC in Healthy Subjects and Patients with Asthma ClinicalTrials.gov Identifier: NCT05292950
Partnered Programs
The Takeda Pharmaceutical Company Limited
Fazirsiran (formerly ARO-AAT) is a clinical-stage RNAi therapeutic candidate for the treatment of liver disease associated with alpha-1 antitrypsin deficiency. ARO-AAT is designed to knock down the Alpha-1 antitrypsin (“AAT”) gene transcript and reduce the hepatic production of the mutant AAT protein.

•Study Name: Study to Check the Safety of Fazirsiran and Learn if Fazirsiran Can Help People With Liver Disease and Scarring (Fibrosis) Due to an Abnormal Version of Alpha-1 Antitrypsin Protein
A Randomized, Double-blind, Placebo-Controlled, Phase 3 Study to Evaluate the Efficacy and Safety of Fazirsiran in the Treatment of Alpha-1 Antitrypsin Deficiency-Associated Liver Disease With METAVIR Stage F2 to F4 Fibrosis
ClinicalTrials.gov Identifier: NCT05677971
Janssen Pharmaceuticals
JNJ-3989 (also referred to as JNJ-73763989 and formerly referred to as ARO-HBV) is a subcutaneous RNAi therapy candidate which is designed to silence all HBV gene products and intervenes upstream of the reverse transcription process where current standard-of-care nucleotide and nucleoside analogues act. Arrowhead believes this, especially the elimination of hepatitis B surface antigen (HBsAg), may allow the body’s natural immune defenses to clear the virus and potentially lead to a functional cure. JNJ-3989 is currently being investigated in multiple Phase 2 clinical trials being conducted by Janssen. The Phase 1/2a study and its preceding studies were conducted by Arrowhead.

•Study Name: A Study of Different Combination Regimens Including JNJ-73763989 and/or JNJ-56136379 for the Treatment of Chronic Hepatitis B Virus Infection (REEF-1)
A Phase 2b, Multicenter, Double-blind, Active-controlled, Randomized Study to Investigate the Efficacy and Safety of Different Combination Regimens Including JNJ-73763989 and/or JNJ-56136379 for the Treatment

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2023 PROXY STATEMENT    Executive Compensation
of Chronic Hepatitis B Virus Infection
ClinicalTrials.gov Identifier: NCT03982186
•Study Name: A Study of JNJ 73763989+JNJ 56136379+Nucleos(t)Ide Analog (NA) Regimen Compared to NA Alone in e Antigen Negative Virologically Suppressed Participants With Chronic Hepatitis B Virus Infection
A Randomized, Double Blind, Placebo-controlled Phase 2b Study to Evaluate Efficacy, Pharmacokinetics, and Safety of 48-week Study Intervention With JNJ 73763989+JNJ 56136379+Nucleos(t)Ide Analog (NA) Regimen Compared to NA Alone in e Antigen Negative Virologically Suppressed Participants With Chronic Hepatitis B Virus Infection
ClinicalTrials.gov Identifier: NCT04129554
•Study Name: A Study of JNJ-73763989 in Healthy Chinese Adult Participants
A Randomized, Open-Label, Parallel, Single Dose Study to Investigate Pharmacokinetics, Safety, and Tolerability of JNJ-73763989 in Healthy Chinese Adult Participants
ClinicalTrials.gov Identifier: NCT04586439
•Study Name: A Study to Evaluate the Effect of Hepatic Impairment on JNJ-73763989
A Phase 1, Single-Dose, Open-Label, Parallel-Group Study to Evaluate the Effect of Hepatic Impairment on the Pharmacokinetics of JNJ-73763989
ClinicalTrials.gov Identifier: NCT04208386
•Study Name: A Study of JNJ-73763989 + Nucleos(t)Ide Analog in Participants Co-Infected With Hepatitis B and Hepatitis D Virus (REEF-D)
A Phase 2, Multicenter, Randomized, Double-blind, Placebo-Controlled Study With Deferred Active Treatment to Investigate the Efficacy, Safety, and Pharmacokinetics of JNJ-73763989 + Nucleos(t)Ide Analog in Participants Co-Infected With Hepatitis B and Hepatitis D Virus
ClinicalTrials.gov Identifier: NCT04535544
•Study Name: A Study of JNJ-73763989 + JNJ-56136379 + Nucleos(t)Ide Analog (NA) Regimen With or Without Pegylated Interferon Alpha-2a (PegIFN-α2a) in Treatment-Naive Participants With Hepatitis B e Antigen (HBeAg) Positive Chronic Hepatitis B Virus (HBV) Infection and Normal Alanine Aminotransferase (ALT)
A Phase 2, Randomized, Open-label, Multicenter Study to Evaluate Efficacy, Pharmacokinetics, Safety, and Tolerability of Response-guided Treatment With JNJ-73763989 + JNJ-56136379 + Nucleos(t)Ide Analog Regimen With or Without Pegylated Interferon Alpha-2a in Treatment-naive Patients With HBeAg Positive Chronic Hepatitis B Virus Infection and Normal ALT
ClinicalTrials.gov Identifier: NCT04439539
•Study Name: A Study to Assess Intrahepatic and Peripheral Changes of Immunologic and Virologic Markers in Chronic Hepatitis B Virus Infection (INSIGHT)
A Phase 2 Randomized, Open-label, Parallel-group, Multicenter Study to Assess Intrahepatic and Peripheral Changes of Immunologic and Virologic Markers in Response to Combination Regimens Containing JNJ-73763989 and Nucleos(t)Ide Analog With or Without JNJ-56136379 in Patients With Chronic Hepatitis B Virus Infection
ClinicalTrials.gov Identifier: NCT04585789
•Study Name: A Study of JNJ-73763989 in Adult Participants With Renal Impairment
An Open-label, Single-dose, Parallel-group Study to Evaluate the Effect of Renal Impairment on the Pharmacokinetics of JNJ-73763989 in Adult Participants
ClinicalTrials.gov Identifier: NCT04963738
•Study Name: A Study of JNJ-73763989, Pegylated Interferon Alpha-2a and Nucleos(t)Ide Analogs in Participants With Chronic Hepatitis B Virus Infection (PENGUIN-2)
A Phase 2, Open-label, Multicenter Study to Assess Efficacy, Safety, Tolerability, and Pharmacokinetics of Treatment With JNJ-73763989, Nucleos(t)Ide Analogs, and Pegylated Interferon Alpha-2a in Patients With Chronic Hepatitis B Virus Infection
ClinicalTrials.gov Identifier: NCT05005507

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2023 PROXY STATEMENT    Executive Compensation
•Study Name: A Study of JNJ-73763989, JNJ-56136379, Nucleos(t)Ide Analogs, and Pegylated Interferon Alpha-2a in Virologically Suppressed Participants With Chronic Hepatitis B Virus Infection (PENGUIN)
A Phase 2, Open-label, Single-arm, Multicenter Study to Assess Efficacy, Safety, Tolerability, and Pharmacokinetics of Treatment With JNJ-73763989, JNJ-56136379, Nucleos(t)Ide Analogs, and Pegylated Interferon Alpha-2a in Virologically Suppressed Patients With Chronic Hepatitis B Virus Infection
ClinicalTrials.gov Identifier: NCT04667104
JNJ-75220795 (formerly referred to as ARO-JNJ1) is an investigational therapeutic being developed by Janssen. It utilizes Arrowhead’s proprietary TRIMTM platform and is designed to reduce expression in the liver of patatin like phospholipase domain containing 3 (PNPLA3) as a potential treatment for patients with non-alcoholic steatohepatitis (NASH).

•Study Name: A Single and Multiple Ascending Dose Study of Subcutaneously Administered JNJ-75220795
A Double-Blind, Placebo-Controlled, Randomized, Multipart, Single and Multiple Ascending Dose Study to Investigate the Safety, Tolerability, Pharmacokinetics, and Pharmacodynamics of Subcutaneously Administered JNJ-75220795
ClinicalTrials.gov Identifier: NCT04844450
•Study Name: A Study of JNJ-75220795 in Japanese Participants
A Double-Blind, Placebo-Controlled, Randomized, Single Ascending Dose Study to Investigate the Safety, Tolerability, Pharmacokinetics, and Pharmacodynamics of Subcutaneously Administered JNJ-75220795 in Japanese Participants
ClinicalTrials.gov Identifier: NCT05039710
Amgen Inc.

Olpasiran (formerly AMG 890 and ARO-LPA) is designed to reduce production of apolipoprotein A, a key component of lipoprotein(a), which has been genetically linked with increased risk of cardiovascular diseases, independent of cholesterol and LDL levels. Amgen completed a Phase 2 clinical study evaluating the efficacy, safety, and tolerability of Olpasiran in subjects with elevated levels of lipoprotein(a). Amgen reported Phase 2 clinical results at the American Heart Association (AHA) Scientific Sessions in November 2022 and simultaneously published in the New England Journal of Medicine. Olpasiran is currently being evaluated in a Phase 3 study to assess its impact on major cardiovascular events in participants with atherosclerotic cardiovascular disease and elevated lipoprotein(a), in a double-blind, randomized, placebo-controlled, multicenter study. In December 2022, Amgen enrolled the first subject to its Phase 3 trial of Olpasiran, triggering a $25 million milestone payment to Arrowhead.
•Study Name: A Study Olpasiran Trials of Cardiovascular Events and Lipoprotein(a) Reduction (OCEAN(a)) - Outcomes Trial
A Double-blind, Randomized, Placebo-controlled, Multicenter Study Assessing the Impact of Olpasiran on Major Cardiovascular Events in Participants With Atherosclerotic Cardiovascular Disease and Elevated Lipoprotein(a)
ClinicalTrials.gov Identifier: NCT05581303
GlaxoSmithKline Intellectual Property (No. 3) Limited (“GSK”)
ARO-HSD designed to reduce production of HSD17B13, a hydroxysteroid dehydrogenase involved in the metabolism of hormones, fatty acids and bile acids. Published human genetic data indicate that a loss of function mutation in HSD17B13 provides strong protection against nonalcoholic steatohepatitis (NASH) cirrhosis and alcoholic hepatitis and cirrhosis. Arrowhead completed a Phase 1/2 clinical trial and GSK is preparing to begin a Phase 2b clinical trial.

Nonalcoholic Steatohepatitis: NASH is liver inflammation and damage caused by a buildup of fat in the liver. This can cause scarring of the liver and in advanced cases can lead to cirrhosis.
•Study Name: Study of ARO-HSD in Healthy Volunteers and Patients With Non-Alcoholic Steatohepatitis (NASH) or Suspected NASH
A Phase 1/2a Single and Multiple Dose-Escalating Study to Evaluate the Safety, Tolerability, Pharmacokinetics and Pharmacodynamic Effects of ARO-HSD in Normal Healthy Volunteers as Well as in Patients With NASH or Suspected NASH
ClinicalTrials.gov Identifier: NCT04202354

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2023 PROXY STATEMENT    Executive Compensation
Horizon Therapeutics plc

HZN-457 (formerly ARO-XDH) is designed to reduce production of xanthine dehydrogenase (XDH) as a potential treatment for people with uncontrolled gout. In December 2022, Horizon enrolled its first subject in a Phase 1 randomized, placebo-controlled trial to assess the safety, tolerability, pharmacokinetics and pharmacodynamics of its development-stage medicine HZN-457. The enrollment of its first subject triggered a $15 million milestone payment to Arrowhead.

Financial Results

•Revenue — Generated revenue of $243.2 million, compared to revenues of $138.3 million in fiscal 2021 and $88.0 million in fiscal 2020;
•Net Loss — Recorded net loss of $176.1 million, compared to net losses of $140.8 million in fiscal 2021 and $84.6 million in fiscal 2020;
•Net Loss Per Share — Recorded net loss per share (diluted) of $1.67, compared to net loss per share (diluted) of $1.36 in fiscal 2021 and $0.84 in fiscal 2020;
•Cash at end of fiscal 2022 — Cash and investments of cash totaled $482 million at September 30, 2022; and
•Total Stockholder Return — Achieved a three-year total stockholder return (“TSR”) at the 50th percentile of our peer group as measured in September 2022. Since 2017, our stockholder return has compared exceptionally well against relevant indices.

COMPARISON OF CUMULATIVE TOTAL RETURN

Arrowhead Pharmaceuticals, Inc.
NASDAQ Biotechnology
NASDAQ Composite
$1,500.00
$1,400.00
$1,300.00
$1,200.00
$1,100.00
$1,000.00
$900.00
$800.00
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$—
2017
2018
2019
2020
2021
2022

The comparisons in the above graph are based on historical data and are not intended to forecast the possible future performance of our common stock.

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2023 PROXY STATEMENT    Executive Compensation
Executive Compensation Highlights
Say-on-Pay Vote and Response to Stockholder Feedback
At our 2022 Annual Meeting of Stockholders, 20.4% of the stockholder votes cast on our non-binding, advisory proposal (the “Say-on-Pay” vote) on the executive compensation program were in favor of the program. Our Board of Directors was disappointed with this result as well as the failure of Dr. Perry, Dr. Ferrari, and Mr. Waddill, members of the Compensation Committee, to receive a majority of the votes cast on their respective re-election to our Board, which we believe was largely due to concerns about our executive compensation program. Based on feedback from our stockholders as well as proxy advisory firms, we understand that concerns with our executive compensation program relate primarily to the quantum of equity in our long-term incentive compensation arrangements for our CEO, Dr. Anzalone.

In response to the results of the 2021 and 2022 Say-on-Pay and to address the stockholder concerns that were voiced, the Compensation Committee determined it would revise the equity award that was granted to our CEO on January 2, 2022 (as described below).
Our CEO’s Fiscal 2022 Equity Award
In revising the January 2, 2022 equity award, the Compensation Committee relied on a competitive market analysis prepared by its compensation consultant. The Compensation Committee determined it would seek to revise the equity award to achieve a total direct compensation program meeting that of the median total direct compensation of CEOs among the peer group. The Compensation Committee, after noting the median compensation level of the chief executive officers of the companies in our compensation peer group, opted to limit the size of our CEO’s fiscal 2022 equity award to an amount equal to the difference between this median compensation level and our CEO’s target total cash compensation opportunity for fiscal 2022. After dividing this dollar amount by the market value of our common stock on the proposed date of the grant revision (July 8, 2022), the Compensation Committee revised our CEO’s equity award from its original 800,000 shares to an award covering a total of 248,083 shares of our common stock, comprising two separate awards.
•The first award representing 40% of the total value of our CEO’s fiscal 2022 equity compensation was granted in the form of a time-based restricted stock unit (“RSU”) award covering 99,521 shares, subject to annual service-based vesting over a four-year period beginning on January 1, 2023. Each unit granted pursuant to the RSU award represents a contingent right to receive one share of our common stock for each unit that vests over the four-year vesting period.
•The second award for the remaining 60% of the total value of our CEO’s fiscal 2022 equity incentive was granted in the form of a performance-based RSU (“PRSU”) award covering 149,282 shares eligible to vest upon the achievement of each of three performance goals as follows, but only if each performance goal is achieved on or before July 8, 2026:

Performance Goal	Number of Shares That Will Vest Upon Achievement of Performance Goal (#)	Vesting Deadline
Initiation by the Company of a Phase 3 clinical study of an investigation drug for a non-orphan indication	49,761	July 8, 2026

Initiation of a Phase 2 Study by the Company or one of its licensees for one of the Company’s non-hepatocyte targeted investigational drugs	49,761	July 8, 2026

Achievement of 15 Arrowhead-discovered drugs in clinical study or clinical use (inclusive of wholly-owned and outlicensed drugs).	49,760	July 8, 2026

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2023 PROXY STATEMENT    Executive Compensation
The Compensation Committee believes achievement of these goals represent potential value milestones for the company.

Each unit granted pursuant to the PRSU award represents a contingent right to receive one share of our common stock for each unit that is earned and vests. In the event that our CEO’s employment with us is terminated for cause before the vesting of all or any portion of his RSU award and/or PRSU award, the then-unvested portion of such awards will immediately terminate and be forfeited.
Stockholder Engagement

As an additional response to the results of the Say-On-Pay vote at our 2022 Annual Meeting of Stockholders, our Board directed our Corporate Secretary and the Compensation Committee Chair to reach out to our principal stockholders to discuss and better understand the reasons for their votes, including the concerns about our executive compensation program and the director retention votes for Dr. Perry, Dr. Ferrari, and Mr. Waddill, and to ensure the changes we made to our CEO’s 2022 compensation adequately addressed the concerns leading to the prior voting results. During the summer and fall of 2022, our Corporate Secretary and Mr. Waddill, the Compensation Committee Chair, requested meetings with 25 stockholders (beneficially owning in the aggregate 52% of the outstanding shares of our common stock (or approximately 79% of votes cast at the 2022 Annual Meeting)) to discuss our executive compensation program and their views on other matters related to the Company. Six of those stockholders, which collectively beneficially owned 22% of the outstanding shares of our common stock (or approximately 34% of votes cast at the 2022 Annual Meeting) and were all among our top 20 largest stockholders, spoke to our Corporate Secretary and Mr. Waddill. Of the six stockholders engaging in these discussions, five voted against our 2022 Say-on-Pay proposal and one voted in favor of it. Of those stockholders who voted against our 2022 Say-on-Pay proposal, each stated that their primary concern about the proposal was the quantum of stock awarded to our CEO in fiscal 2021. All six of the stockholders who engaged with us stated that the revisions made mid-2022 to our CEO's equity award in 2022, as well as the Compensation Committee’s commitment that it intended to make a similarly structured award to the CEO in January 2023, and a representation that the Compensation Committee had no present intention to make any future awards inconsistent with that methodology, fully resolved the material concerns of these stockholders that had led to their respective votes in 2022 on named executive officer compensation and director retention.

Below is a summary of our outreach process:

Say on Pay Vote:	March 17, 2022
Say on Pay Support:	20.4% of votes cast (% of votes For / For + Against)
Engagement Period:	Between November 2022 and January 2023
Breadth of Outreach:	Top 25 institutional stockholders representing 52% of outstanding common stock (or approximately 79% of votes cast at the 2022 Annual Meeting)
Breadth of Engagement:
Five stockholders, four of which voted against Say on Pay at the 2022 Annual Meeting, representing 21% of outstanding common stock (or approximately 33% of our votes cast at the 2022 Annual Meeting). During our Fall 2022 outreach, three institutional investors representing approximately 12.5% of our outstanding common stock, including our second largest institutional investor owning approximately 9.5% of our outstanding common stock, declined to have a call with us. All three of those investors voted against Say on Pay and our directors, but did not provide us with feedback on our responsiveness.

Participants:	Mr. Waddill, the Compensation Committee Chair, and our Corporate Secretary

Below is a summary of our stockholder feedback:

What We Heard	How We Responded

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2023 PROXY STATEMENT    Executive Compensation

Of those stockholders who voted against our 2022 Say-on-Pay proposal, each stated that their primary concern was the quantum of stock awarded to the CEO in 2021.	As noted above, in July 2022, the Compensation Committee revised our CEO’s compensation to the median compensation of his peers by revising his equity award from its original 800,000 shares to an award covering a total of 248,083 shares of our common stock, comprising two separate awards.

All six of the stockholders who engaged with the Company stated that the revisions made mid-2022 to the CEO stock award in 2022, as well as the Compensation Committee’s commitment that would not make a similar award to the CEO in January 2023, and a representation that the Compensation Committee had no present intention to deviate from a median total compensation strategy, fully resolved any material concerns they had leading to their respective votes in 2022 on executive compensation and director retention.
Stockholders requested that we provide additional disclosure around our annual incentive goals.
As described further below under Annual Incentive Compensation, the Compensation Committee provided enhanced disclosure of the qualitative objectives, including specific targets and achievements, taking into account and being respectful of the competitive harm that could occur by disclosing sensitive R&D achievements.

One Stockholder expressed concern that our Board lacked a sufficient number of women.	In May 2022 the Board added another woman. The Stockholder expressed satisfaction with the Board’s efforts toward diversification.

Aggressive Performance Fueled by Incentives
The Compensation Committee expects and has observed aggressive performance from the entire executive management team as evidenced by stockholder return as compared against major indices and our compensation peer group. Our philosophy has been to foster this expectation with reasonably aggressive incentive compensation. Based on our overall operating environment, feedback from our stockholders, and stockholder return results, in addition to the modifications to our CEO's compensation described above, the Compensation Committee took the following key actions and maintained key policies with respect to the compensation of all of our NEOs for fiscal 2022:

•Base Salary — Approved base salary increases for our current NEOs based on performance and market adjustments.

•Annual Incentive Compensation — Certified performance and approved annual cash bonuses for our NEOs for fiscal 2022 in amounts of up to 100% of their target annual cash incentive compensation opportunities, including an annual cash bonus for our CEO in the amount of $783,315, equal to 90% of his target annual cash incentive compensation opportunity.
•Equity Compensation — In addition to the modified equity award for our CEO described above, the Compensation Committee granted our other NEOs long-term incentive compensation opportunities in the form of time-based RSU awards that may be settled for shares of our common stock with grant date values ranging from $2.0 million to $2.3 million. The awards vest in four equal annual installments beginning in 2023.
•Clawback Policy — Maintained a clawback policy allowing Arrowhead to recover incentive compensation from our executive officers should our Board determine that a material misstatement of our financial statements was due to fraud, negligence or intentional misconduct by any such executive officer.
•Stock Ownership Guidelines — Maintained guidelines mandating ownership of Arrowhead stock in amounts equal to, for our CEO, six times annual base salary and, for our CFO, two times annual base salary.

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2023 PROXY STATEMENT    Executive Compensation
•“Double Trigger” Feature for Acceleration of Equity Awards — Maintained the agreements for outstanding equity awards granted to our CEO pursuant to our 2013 and 2021 Incentive Plans to provide that, upon a change in control of Arrowhead, the vesting of such awards will accelerate only in the event of a subsequent involuntary termination of employment (i.e., on a “double-trigger” basis).
At our 2019 Annual Meeting of Stockholders, we asked our stockholders to recommend the frequency of future Say-on-Pay stockholder advisory votes on the compensation of our NEOs. Our stockholders recommended an annual Say-on-Pay non-binding vote, and our Board of Directors has decided continue to follow that recommendation.
We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers. The Compensation Committee is committed to being responsive to stockholder feedback regarding our executive compensation program, policies, and practices, including concerns expressed through the Say-on-Pay vote.
Pay-for-Performance Analysis
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers with the objective of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, a significant portion of our executive officers’ target total direct compensation opportunity is both performance-based and “at-risk.”
We emphasize performance-based compensation that appropriately rewards our executive officers, including our NEOs, through two separate compensation elements:

•First, we provide the opportunity to participate in our annual incentive compensation plan which provides cash payments if executive officers produce short-term financial, operational, and strategic results that meet or exceed the objectives set forth each year in our annual operating plan.
•In addition, we grant equity awards as long-term incentive compensation. For our CEO in fiscal 2022, as described above, 60% of his equity award is to be earned based on the achievement of pre-established corporate objectives that are substantial and designed to drive our financial and operational performance and long-term growth, and, in the case of our other executive officers, are either dependent on the future appreciation in value of our common stock or are subject to the risk of fluctuations in the value of our common stock and, therefore, are “at risk.”
We believe that, ultimately, the creation of sustainable long-term stockholder value will depend on our ability to successfully bring to market the products we develop or our success in partnering with strategic collaborators to bring them to market. Consequently, the Compensation Committee strives to incent our executive officers to create that value through the discovery and development of a robust and attractive pipeline of drug candidates. To achieve that end, our executive compensation program is designed to provide incentives that facilitate these efforts. Particularly for our CEO, the Compensation Committee has awarded 60% of his long term incentive compensation as performance-based equity awards designed to produce stockholder value. The Compensation Committee closely tracks the progress against these objectives and, in conjunction with the independent members of our Board, ensures the objectives are met using sound, ethical business practices before certifying performance achievement of the awards.
To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our total stockholder return over this period.

Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

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2023 PROXY STATEMENT    Executive Compensation

WHAT WE DO	WHAT WE DON’T DO

✓ Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors.

✓ Retain an Independent Compensation Advisor. The Compensation Committee engaged its own compensation advisor to provide information and analysis with its fiscal 2022 compensation review, and other advice on executive compensation independent of management. This consultant performed no consulting or other services for us in fiscal 2022.

✓ Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking.

✓ Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on our performance, as well as short-term cash and long-term equity incentives to align the interests of our executive officers and stockholders.

✓ CEO Annual Incentive Compensation Cap. Our CEO’s annual cash incentive compensation opportunity is capped at 150% of his base salary.

✓ Stock Ownership Policy. We maintain a stock ownership policy that requires our CEO and CFO to maintain a minimum ownership level of our common stock.

✓ Compensation Recovery (“Clawback”) Policy. We have established a clawback policy allowing us to recover compensation should our Board determine that a material misstatement of our financial statements was due to fraud, negligence or intentional misconduct by any executive officer of the Company.

✓ Conduct an Annual Stockholder Advisory Vote on NEO Compensation. We conduct an annual stockholder advisory vote on the compensation of our NEOs.

✓ Use a Pay-for-Performance Philosophy. The majority of our CEO’s compensation is directly linked to achievement of milestones to the benefit of all stakeholders; we also structure target total direct compensation opportunities with a significant long-term equity component, thereby making a substantial portion of our CEO’s and each additional executive officer’s target total direct compensation dependent upon our stock price and/or total stockholder return.

✓ “Double Trigger” Feature for Acceleration of CEO Equity Awards — The outstanding equity awards granted to our CEO pursuant to our 2013 Incentive Plan and 2021 Incentive Plan provide that, upon a change in control of the Company, the vesting of such awards will accelerate only in the event of a subsequent involuntary termination of employment (a “double-trigger” arrangement).

✘ No Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements to our executive officers that are different from or in addition to those offered to our other employees.

✘ No Perquisites. We do not provide perquisites or other personal benefits to our executive officers.

✘ No Special Welfare or Health Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs generally on the same basis as our other full-time, salaried employees.

✘ No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

✘ No Hedging and Limit on Pledging of Our Equity Securities. We prohibit our employees, executive officers and the non-employee members of our Board from hedging our equity securities. Our board members and executive officers may pledge up to 50% of owned and vested shares with the approval of our Board.

✘ No Dividends or Dividend Equivalents Payable on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested RSU awards or PRSU awards.

✘ No Stock Option Re-pricing. Our employee stock plan does not permit options to purchase shares of our common stock to be repriced to a lower exercise or strike price without the approval of our stockholders.

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2023 PROXY STATEMENT    Executive Compensation
Executive Compensation Philosophy
Our executive compensation philosophy reflects our two fundamental objectives:

•to attract, motivate and retain a highly skilled team of executives; and
•to align our executive officers’ interests with those of our stockholders by rewarding short-term and long-term performance and aligning compensation to increases in stockholder value.
We believe that the compensation of our executive officers should be directly linked to the achievement of specific objectives that are expected to increase stockholder value. In furtherance of this goal, the Compensation Committee has established the following guidelines as a foundation for compensation decisions:

•provide a competitive total compensation package that enables us to attract, retain and motivate highly-qualified executives with the skills and experience required for the achievement of business goals;
•promote the achievement of key strategic and financial performance measures by linking short-term and long-term compensation to the achievement of measurable goals;
•reward significant achievements outside of pre-established goals;
•recognize that pharmaceutical research, development and commercialization require sustained and focused effort over many years, and involve a high degree of risk and therefore balance incentives for short-term and long-term compensation;
•employ external compensation expertise and market data from industry peers to help assure that our compensation policies and practices are consistent with industry practice and meet our goals for our compensation program;
•consider our cash resources and cost of capital to balance cash and equity compensation; and
•align our executives’ incentives with the creation of stockholder value.
Executive Compensation Program Design
Our practice is to combine a mixture of compensation elements that balance achievement of our short-term goals with our longer-term performance. Currently, our executive compensation program consists of three principal elements:

•base salary;
•an annual cash incentive compensation opportunity; and
•long-term incentive compensation in the form of equity awards.
We believe that cash compensation in the form of base salary and an annual incentive compensation opportunity provides our executive officers with short-term rewards for success in operations, and that long-term incentive compensation in the form of RSU and PRSU awards that may be settled for shares of our common stock, and options to purchase shares of our common stock, align the objectives of our executive officers with those of our stockholders with respect to long-term performance and success.
The Compensation Committee takes into consideration, among other things, our financial and working capital condition when approving performance objectives and making compensation decisions for our executive officers. Since we seek to invest our cash prudently and do not have marketed products, overall target total direct compensation opportunities are weighted more heavily toward long-term incentive compensation in the form of equity awards. Thus, a significant portion of each executive officer’s target total direct compensation opportunity is “at risk,” and dependent on the increase in the value of our common stock. The Compensation Committee periodically reassesses the appropriate weighting of cash and equity compensation.
In the case of long-term incentive compensation, typically the Compensation Committee designs these awards to vest, or be earned, over a multi-year period, meaning that long-term value creation, contrasted with short-term gain, presents the best opportunity for our executive officers to benefit from their awards.
We do not maintain a specific policy on the percentage allocation between short-term and long-term incentive compensation elements.

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2023 PROXY STATEMENT    Executive Compensation

Governance of Executive Compensation Program
Role of the Compensation Committee
The Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs, and the non-employee members of our Board. The Compensation Committee has overall responsibility for overseeing our compensation and benefits philosophy and policies generally, overseeing and evaluating the compensation plans, policies and practices applicable to our CEO and our other executive officers, and ensuring that the target total direct compensation opportunities of our executive officers, including our NEOs, are consistent with our compensation philosophy, policies and objectives.
The members of the Compensation Committee are appointed by our Board, and each member is an independent director (as “independence” is currently defined in Rule 5605(a)(2) of Nasdaq listing standards). Currently, the members of the Compensation Committee are William Waddill (Committee Chair), Marianne De Backer, Adeoye Olukotun, and Michael Perry.
The Compensation Committee reviews our executive compensation program annually on a calendar year basis, generally in December. The Compensation Committee draws on a number of resources to assist in the evaluation of the various elements of our executive compensation program including, but not limited to, feedback from our stockholders, input from our CEO, the advice of an external compensation consultant (as identified below) retained by the Compensation Committee, information provided in the public filings of industry peers and industry data compiled yearly by Radford in its Global Life Sciences Survey, which represents a nationally-based assessment of executive compensation widely used within the pharmaceutical and biotechnology industry sectors.
The Compensation Committee relies upon the judgment of its members in making compensation decisions. In addition, the Compensation Committee incorporates its members' judgment in the assessment process to respond to and adjust for the evolving business environment. The members of the Compensation Committee have extensive experience in executive management, as well as compensation practices and policies.
Compensation-Setting Process
The Compensation Committee develops recommendations for the target total direct compensation opportunities for our executive officers, including our NEOs. The Compensation Committee does not use a single method or measure in making its compensation decisions, nor does it ordinarily position compensation levels based upon a specific or target level relative to a compensation peer group or other companies. Nonetheless, the pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.
Generally, the Compensation Committee evaluates the compensation of our executive officers relative to the median of the competitive market. However, as discussed hereafter, various other factors are taken into consideration in determining our executive officers’ compensation and the Compensation Committee does not target compensation at any specific level relative to the competitive market. When reviewing our current executive compensation arrangements and approving each compensation element and the target total direct compensation opportunity for our executive officers, the Compensation Committee considers the following factors:

•Our performance against the financial and operational objectives established by the Compensation Committee and our Board;
•Each individual executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•The scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•The performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;
•The compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and

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2023 PROXY STATEMENT    Executive Compensation
•The recommendations provided by our CEO with respect to the compensation of our other executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.
Role of Chief Executive Officer
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s recommendations with respect to the compensation levels for individual executive officers other than himself based on his performance evaluation of each executive officer.
The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our executive officers, including our other NEOs. Our CEO recuses himself from all discussions and recommendations regarding his own compensation.
Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The Compensation Committee has the final authority to engage and terminate the engagement of any compensation consultant that it retains.
Since October 2018, the Compensation Committee has engaged Compensia as its external compensation consultant. Compensia assisted the Compensation Committee in its review of executive officer and non-employee director compensation practices for fiscal 2022, including the competitiveness of compensation levels, executive compensation design, comparisons with our industry peers, and other technical considerations. Such assistance included:

•Reviewing and updating our compensation peer group;
•Reviewing and analyzing the compensation arrangements for our executive officers, including our NEOs;
•Reviewing and analyzing the compensation arrangements for the non-employee members of our Board;
•Reviewing and updating of the Compensation Discussion and Analysis section of our proxy statement for our 2023 Annual Meeting of Stockholders; and
•Supporting on other ad hoc matters.
The terms of Compensia’s engagement include reporting directly to the Compensation Committee and to the Compensation Committee Chair.

In fiscal 2022, Compensia did not provide any services to us other than those described above. The Compensation Committee has evaluated Compensia’s independence pursuant to the listing standards of Nasdaq and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by Compensia.
Competitive Positioning
For each of the past nine years, the Compensation Committee has directed its external compensation consultant to conduct a comparative study and report on compensation levels and practices relative to industry peers, including a competitive assessment of our executive compensation program as compared to the market data for base salaries, target total cash compensation, long-term incentive compensation and target total direct compensation. Typically, the findings of this study are presented to the Compensation Committee by the compensation consultant in conjunction with the Compensation Committee’s annual review of our executive compensation program.
Because the biotechnology sector is dynamic, the comparator group used by the Compensation Committee to assess the competitive positioning of the compensation of our executive officers is updated annually to ensure that peer companies continue to meet the established criteria. For purposes of its review of our executive compensation

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program in fiscal 2022, the Compensation Committee directed Compensia to update the compensation peer group reflecting the competitive market for executive talent based on the following criteria:

•Publicly-held, U.S. biotechnology companies;
•Companies with lead assets that are in mid to late clinical stage or early commercialization stage;
•Companies with market capitalizations between 0.2x to 3.0x our market capitalization at the time of the peer selection; and
•Companies with between 133 to 1,453 employees.
The compensation peer group was selected in such a manner that our market capitalization was very near the median for all peer companies. Consideration was also given to the frequency or infrequency with which a company was identified as a peer with other peer companies.

For fiscal 2022, the compensation peer group was generated in the first quarter of fiscal 2022 and consisted of the following companies:

ACADIA Pharmaceuticals, Inc.	FibroGen
Acceleron Pharma, Inc.	Global Blood Therapeutics, Inc.
Alnylam Pharmaceuticals, Inc.	Intellia Theraputics
Biohaven Pharmaceutical Holding Company Ltd.	Mirati Therapeutcis
bluebird bio, Inc.,	Novavax
Blueprint Medicines	Reata Pharmaceuticals
BridgeBio Pharma	Sarepta Therapeutics
ChemoCentryx	Ultragenyx Pharmaceuticals
CRISPR Therapeutics AG	Vir Biotechnology
Denali Therapeutics

Acceleron Pharma, Alnylam Pharmaceuticals, Biohaven Pharmaceutical, bluebird bio, and Global Blood Therapeutics were added to the compensation peer group due to changes in our business complexity, employee base and market capitalization, as well as mergers, changes to business complexity, employee base and market capitalization among our prior peer group.
The compensation study prepared by Compensia and presented in December 2021 provided an assessment of our compensation practices as compared to industry peers. Compensation levels for our executive officers, in the aggregate, were determined to be within the range of compensation provided to similarly placed executives and consistent with our compensation philosophy.
Individual Compensation Elements
In 2022, the principal elements of our executive compensation program were as follows:

•base salary;
•an annual cash incentive compensation opportunity;
•long-term incentive compensation in the form of equity awards;
•welfare and health benefits; and
•post-employment compensation arrangements.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our NEOs, and is an important element of compensation intended to attract and retain highly-talented individuals.

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2023 PROXY STATEMENT    Executive Compensation
The initial base salaries for our executive officers were negotiated on an individual basis at the time of hire. Thereafter, using the competitive market data provided by its external compensation consultant, the Compensation Committee reviews and determines adjustments to the base salaries for each of our executive officers, including our NEOs, as part of its annual executive compensation review. In addition, the base salaries of our executive officers may be adjusted by the Compensation Committee in the event of a promotion or significant change in responsibilities. Generally, the Compensation Committee sets base salaries with reference to the competitive range of the market median of our compensation peer group and applicable executive compensation survey data, as well as its assessment of the factors described in “Governance of Executive Compensation Program — Compensation-Setting Process” above.
The base salaries of our NEOs for fiscal 2021 and fiscal 2022 were as follows:

Named Executive Officer	Fiscal 2022 Base Salary (2)	Fiscal 2022 Base Salary (after July 1, 2022 adjustment)	Fiscal 2021 Base Salary	Percentage Adjustment (3)
Christopher Anzalone President & CEO	$870,350	$870,350	$844,600	3%
Kenneth Myszkowski Chief Financial Officer	$503,928	$529,124	$489,250	8%
Patrick O’Brien Chief Operating Officer and General Counsel	$498,623	$523,554	$484,100	8%
James Hamilton Chief of Discovery and Translational Medicine	$449,904	$472,399	$432,600	9%
Tracie Oliver (1) Chief Commercial Officer	$437,750	$446,250	N/A	N/A

(1)Ms. Oliver joined the Company in June 2022 and the rate shown in column "Fiscal 2022 Base Salary" is her base salary on an annualized basis.
(2)Mr. Myszkowski, Mr. O’Brien, Dr. Hamilton, and Ms. Oliver received a 5% increase in base salary mid-year in accordance with a company-wide inflation and employee retention adjustment. Dr. Anzalone did not receive a mid-year adjustment.
(3)A portion of this percentage increase includes the 5% mid-year company-wide inflation adjustment referred to in footnote 2.
The actual base salaries paid to our NEOs in fiscal 2022 are set forth in the “Fiscal 2022 Summary Compensation Table” below.
Annual Cash Incentive Compensation
We provide our executive officers, including our NEOs, with the opportunity to earn performance-based annual incentive awards, payable in cash, which are designed to reward them for our overall corporate performance as well as their individual performance. Generally, our executive officers are evaluated each year for eligibility to receive an annual cash incentive compensation opportunity. Through a collaborative planning process involving our Board and management, corporate performance objectives are established at the beginning of each year and evaluated regularly by our Board for their continued relevance to our status.
Target Annual Cash Incentive Award Opportunities

For purposes of the fiscal 2022 performance-based incentive awards, each of our NEOs was assigned a target annual cash incentive award opportunity based upon a percentage of his or her base salary. The target annual cash incentive award opportunities for our executive officers, including our NEOs, were recommended by our CEO (except with respect to his own target annual cash incentive award opportunity) based on each executive officer’s accountability, scope of responsibilities, and potential impact on our performance, and approved by the Compensation Committee. The determination of target annual cash incentive award opportunities was also based on the factors described in “Governance of Executive Compensation Program — Compensation-Setting Process” above. For our NEOs other than Ms. Oliver, who joined the Company in June 2022, target annual cash incentive award opportunities did not change from fiscal 2021. In some instances the cash incentive award to our NEOs was a cash equivalent in common stock.
The target cash annual incentive award opportunities for our NEOs were as follows:

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2023 PROXY STATEMENT    Executive Compensation

Named Executive Officer	Fiscal 2022 Target Annual Incentive Award Opportunity (as a percentage of base salary)	Fiscal 2021 Target Annual Incentive Award Opportunity (as a percentage of base salary)
Dr. Anzalone	100%	100%
Mr. Myszkowski	45%	45%
Mr. O’Brien	45%	45%
Dr. Hamilton	45%	45%
Ms. Oliver (1)	40%	N/A

(1)Ms. Oliver joined the Company in June 2022.

Performance Objectives
In determining the amount of the annual cash incentive award for each of our executive officers, including each of our NEOs, the Compensation Committee evaluated the corporate performance objectives that had been established at the beginning of the calendar year (as set forth below) as well as other corporate and individual achievements and performance throughout the year. These performance objectives addressed milestones for our lead products, research and development milestones for our drug pipeline and business development objectives. In December 2022, the Compensation Committee determined that we had largely achieved or exceeded our primary business objectives set for calendar 2022, as described below.

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2023 PROXY STATEMENT    Executive Compensation

Goal	Achievement Highlights
Corporate Weight: 20% Meet certain goals related to capital formation, market capitalization; board interface with scientific leaders	Met, including some stretch goals Ended fiscal 2022 with more than $700 million cash Generated more than $100 million in non-dilutive capital
New Business Development Weight: 15% Meet certain goals with regard to new pharma collaborations	Met Formed joint venture in China to develop and commercialize certain assets in China; raised more than $50 million for China operations.
Manufacturing Weight: 10% Meet certain requirements pursuant to manufacturing capabilities	Met, including stretch goals Increased in-house production of clinical drug substance supply by more than 20% Meaningful breakthrough in drug substance process development.
Discovery and Early Development Weight: 25% Meet certain goals with regard to progress on our pre-clinical and early clinical programs

Met, including some stretch goals

Nomination of a first drug candidate in a not-yet-disclosed new tissue.

Achieve target knock-down in non-human primate study for a pulmonary drug

Submit new clinical trial applications for four new studies.

Establish pre-clinical proof-of-concept evidence in an entirely new (undisclosed) cell type.

Clinical Development Weight: 25% Meet certain goals relating to Phase 2 and 3 studies in our clinical programs.

Met, including some stretch goals

Complete enrollment for ARO-ANG2 Phase 2 trial

Complete ARO-APOC3 sHTG Phase 2 trial

Complete enrollment of ARO-APOC3 MD Phase 2 trial

Significant number of patients dose in two cardiometabolic trials.

Early Commercial Weight: 5% Meet certain goals for our early commercial capabilities	Met Optimize target product profiles for three early clinical programs.

Annual Incentive Award Payments
The actual annual cash incentive award payments earned by our incumbent NEOs ranged from 90%-100% of the respective target award opportunities. Except for the annual incentive award for our CEO, these awards were recommended by our CEO and approved by the Compensation Committee based on the overall achievement of our goals, their contributions to the goals and the overall performance of each executive officer during the year. The following table sets forth the target annual cash incentive award opportunities, the target award expressed as a percentage of each NEO’s base salary and the actual award payment made in cash or cash equivalents to each of our NEOs based on their performance in fiscal 2022:

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2023 PROXY STATEMENT    Executive Compensation

Named Executive Officer	Target Annual Incentive Award Opportunity (as a percentage of base salary)	Achievement target bonus	Actual Annual Incentive Award ($)
Dr. Anzalone	100%	90%	$783,315
Mr. Myszkowski	45%	100%	$238,106
Mr. O’Brien	45%	100%	$235,599
Dr. Hamilton	45%	100%	$212,580
Ms. Oliver (1)	40%	100%	$94,874

(1)Ms. Oliver joined the Company in June 2022. Ms. Oliver received 100% of her target bonus, which was pro-rated to 53% of her target annual incentive opportunity based on her hire date.
The annual cash incentive award payments made to our NEOs for fiscal 2022 are set forth in the “Fiscal 2022 Summary Compensation Table” below.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realizable value of these equity awards over time bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers, including our NEOs, to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Long-term incentive compensation opportunities in the form of equity awards are granted to our executive officers by the Compensation Committee. The amount and forms of such equity awards are determined by the Compensation Committee after considering the factors described in “Governance of Executive Compensation Program — Compensation-Setting Process” above.
2022 Long-Term Incentive Awards
Performance-Based RSU Award for Chief Executive Officer

Annual equity awards granted to our executive officers are solely in the form of RSU awards that may be settled for shares of our common stock. Our CEO's award was initially designed entirely as a performance-based award. In July of 2022, in response to stockholder feedback and with the consent of Dr. Anzalone, our CEO’s fiscal 2022 compensation was revised to achieve a total, direct compensation equal to the median of his peers. This was achieved by significantly reducing the equity award and re-formulating the equity award to consist 60% of performance-based RSUs and 40% of time-based RSUs. Accordingly, Dr. Anzalone’s revised and recalculated equity award for fiscal 2022 consists of 248,803 RSUs, 40% (99,521) of which are time-based units that vest in four equal installments commencing on January 1, 2023, and 60% (149,282) of which are PRSU awards to be earned in three installments on the achievement of the following milestones:

i.Initiation by the Company of a Phase 3 clinical study of an investigational drug for a non-orphan indication (49,761 units);

ii.Initiation of a Phase 2 study by the Company or one of its licensees for one of the Company’s non-hepatocyte targeted investigational drugs (49,761 units); and

iii.Achievement of 15 Arrowhead-discovered drugs in clinical study or clinical use (inclusive of wholly-owned and out licensed drugs) (49,760 units).
The performance milestones must be achieved by January 1, 2026 or the portion of the PRSU tied to each specific milestone will expire. Each unit granted pursuant to the PRSU award represents a contingent right to receive one share of our common stock for each unit earned prior to the end of the performance period.

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2023 PROXY STATEMENT    Executive Compensation
Results from PRSU Awards Previously Granted

In fiscal 2022, the Compensation Committee certified achievement of the performance milestones relating to the following PRSU awards:

Performance Goal	Achievement	No. of Shares Certified as Vested
Achieve the largest active clinical pipeline of RNAi therapeutics Issued 01/2020	Certified in October 2021	100,000 shares pursuant to a PRSU award
Complete Sequoia enrollment and maintain leadership in the field Issued 01/2020	Certified in December 2021	100,000 shares pursuant to a PRSU award
RSU Awards for Other Named Executive Officers
The Compensation Committee approved the following aggregate RSU awards for our other NEOs for 2022:

Named Executive Officer	Restricted Stock Unit Awards (number of shares)	Restricted Stock Unit Awards ($)
Mr. Myszkowski	60,000	$3,978,000
Mr. O’Brien	60,000	$3,978,000
Dr. Hamilton	55,000	$3,646,500
Ms. Oliver (1)	70,000	$2,517,200

RSUs granted to our NEOs in fiscal 2022 vest over four years in equal annual installments, subject to the NEO’s continued employment on each applicable vesting date.
The equity awards granted to our NEOs in fiscal 2022 are set forth in the “Fiscal 2022 Summary Compensation Table” and the “Fiscal 2022 Grants of Plan-Based Awards Table” below.
Welfare and Health Benefits
Our executive officers, including our NEOs, are eligible to participate in all of our employee benefit plans, including medical, dental, vision, life and disability insurance, in each case on the same basis as our other employees, subject to applicable law. In addition, we provide an additional life insurance benefit to our CEO for the benefit of his heirs. We also provide vacation and other paid holidays to all our employees, including our executive officers, all of which we believe to be comparable to those provided the companies in our compensation peer group. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Our health, welfare and vacation benefits are designed to ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Our retirement savings plan (“401(k) plan”) is a tax-qualified retirement savings plan, pursuant to which qualified employees, including our NEOs, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. Historically, we have made matching contributions of 100% of the first 3% of base salary and of 50% of the next 2% of base salary contributed to the plan. The value of these benefits for each of our NEOs is reflected in the “All Other Compensation” column of the “Fiscal 2022 Summary Compensation Table” below.

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2023 PROXY STATEMENT    Executive Compensation
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our NEOs, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Employment Arrangements
We have entered into a written employment agreement with our CEO and have written employment offer letters with our other executive officers. In filling each of our executive positions, we recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. Each of these arrangements provides for “at will” employment.
For detailed descriptions of the employment arrangements we maintained with our NEOs during fiscal 2022, see “Termination Benefits — Potential Payments Upon Termination or Change in Control” below.
Post-Employment Compensation Arrangements
We have entered into a written employment agreement with our CEO, and we also have agreements with our CFO and Chief Operating Officer & General Counsel that provide for certain payments and benefits in the event of certain involuntary terminations of employment. We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. These agreements are designed to provide reasonable compensation these to executive officers if they were to leave our employ under certain circumstances to facilitate their transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
The Compensation Committee does not consider the specific amounts payable under these agreements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
In addition, our 2013 Incentive Plan and our 2021 Incentive Plan each provides for the acceleration of vesting of outstanding and unvested equity awards in the event of a change in control of the Company, as defined in the plans, except as otherwise determined by our Board. However, the agreements for equity awards granted to our CEO pursuant to our 2013 Incentive Plan and our 2021 Incentive Plan provide that, upon a change in control of the Company, the vesting of such awards will accelerate only in the event of a subsequent involuntary termination of employment (a “double-trigger” arrangement).
For detailed descriptions of the post-employment compensation arrangements we maintained with our NEOs during fiscal 2022, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Termination Benefits — Potential Payments Upon Termination or Change in Control” below.
Other Compensation Policies and Practices
Equity Awards Grant Policy
We do not have any program, plan, or obligation that requires us to grant equity awards on specified dates, although historically we have granted such awards to our existing executive officers and employees at least annually and to newly-hired employees upon the commencement of their employment. We do not have any program, plan or practice to grant equity awards of our common stock to our executive officers in coordination with the release of material

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2023 PROXY STATEMENT    Executive Compensation
nonpublic information. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet other special retention or performance objectives.
Authority to grant equity awards to our employees rests with the Compensation Committee, although the Compensation Committee has delegated authority to our CEO to grant equity awards to non-executive employees within prescribed limits set by the Compensation Committee. With respect to our executive officers, except for our CEO, recommendations for equity awards are made by our CEO and reviewed and approved by the Compensation Committee.
Under the terms of our 2021 Incentive Plan, pursuant to which new equity awards are granted, the exercise price of any option to purchase shares of our common stock awarded under the plan must be equal to at least 100% of the fair market value of our common stock (which is determined based on the closing sales price of our common stock on the Nasdaq Global Market) on the date of grant.
Stock Ownership Policy
We maintain a stock ownership policy for our CEO and CFO to further align their respective interests with the interests of our stockholders, and to further promote our commitment to sound corporate governance. This policy requires our CEO to own a minimum number of shares of our common stock equal to a value of six times his annualized base salary and our CFO to own a minimum number of shares of our common stock equal to a value of twice his annualized base salary. Our CEO and CFO have each achieved the respective required ownership level.
Compensation Recovery (“Clawback”) Policy
In December 2017, our Board adopted a compensation recovery (“clawback”) policy as follows:
“If Arrowhead Pharmaceuticals, Inc. (the “Company”) is required to materially restate any of its financial statements, the Board of Directors (the “Board”) shall assess the degree to which any fraud, negligence, or intentional misconduct by any executive officer of the Company was responsible for such restatement. If the Board determines that any executive officer was responsible for causing such restatement, the Board shall, in addition to any other lawful remedies the Board or the Company may take, seek recovery of all or a portion of the incentive compensation awarded to the executive officer for the performance period covered by the restated financial statement, provided that such recovery shall not extend to payments made more than three years prior to the date the financial record was restated. In addition, the Board may, in its absolute discretion, revoke any of the responsible executive officer’s unpaid or unvested incentive compensation outstanding as of the date of the Board’s determination of the executive officer’s responsibility for the financial restatement.”
In addition, our 2013 Incentive Plan and our 2021 Incentive Plan each provides for the recovery of awards made under the plan in accordance with any applicable compensation recovery or recoupment policy, including as required by law, regulation or national securities exchange rule.
Policy Prohibiting Hedging and Limiting Pledging
Our Insider Trading Policy prohibits our employees, our executive officers, and the non-employee members of our Board from short-term trading, options trading, trading on margin, pledging our common stock as collateral, and all hedging transactions with respect to our securities, except our board members and executive officers may pledge up to 50% owned and vested stock as collateral for a loan subject to the approval of our Board.
Tax and Accounting Considerations
Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of certain compensation amounts in excess of $1 million paid to certain executive officers. While the Compensation Committee generally seeks to pay compensation that is tax-deductible, it reserves the right to pay non-deductible compensation to the extent it deems appropriate.

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2023 PROXY STATEMENT    Executive Compensation
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

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2023 PROXY STATEMENT    Executive Compensation
Compensation Risk Assessment
In reviewing our various compensation programs, the Compensation Committee considers how our compensation policies and practices may affect our risk profile and whether such policies and practices may encourage undue risk-taking by our employees. More specifically, the Compensation Committee considers the general design philosophy of our policies and practices for our employees whose conduct would be most affected by incentives established pursuant to these compensation policies. In considering these issues, the Compensation Committee concluded that the use of a performance-based annual incentive compensation plan and long-term incentive compensation opportunities in the form of equity awards did not appear to create undue risks for us or encourage excessive risk-taking behavior on the part of our NEOs.
With respect to the annual incentive awards for our executive officers, the amount of an individual’s award depends principally on overall Company performance, as determined by the Compensation Committee, which reduces the ability and incentive for an individual to take undue risks at the expense of our performance in an effort to increase the amount of his or her annual incentive award. Our performance objectives are reviewed regularly by the Compensation Committee and our Board and are considered to be generally of the nature that promote the steady progression of our development programs and would not encourage or reward excessive risk-taking. In addition, our Board has the ability to intervene in instances where actions by our executive officers vis-à-vis Company performance objective attainment would be considered unduly risky to prevent or penalize such actions.
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to our Board that the foregoing Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation
Committee of the Board of Directors
William Waddill, Committee Chair
Marianne De Backer
Mauro Ferrari
Adeoye Olukotun
Michael Perry

Compensation Committee Interlocks and Insider Participation
During 2022, Dr. Perry, Dr. De Backer, Dr. Ferrari, Dr. Olukoton and Mr. Waddill served on the Compensation Committee. During fiscal year 2022 and through December 2022, there were no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

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2023 PROXY STATEMENT    Executive Compensation
Fiscal 2022 Summary Compensation Table

The following table summarizes compensation earned for services rendered during fiscal 2022, 2021, and 2020 by our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer and General Counsel, our Chief of Discovery and Translational Medicine, and our Chief Commercial Officer, collectively our “Named Executive Officers”:

Name and Principal Position	Year	Salary ($)	Bonus (S)	Stock Awards (1) ($)		Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total
Christopher Anzalone	2022	863,417	—	10,382,549	(4)	783,315	2,688	12,031,969
President and Chief Executive Officer	2021	837,031	—	23,019,000	(5)	845,000	2,824	24,703,855
	2020	785,625	—	12,686,000	(6)	820,000	2,892	14,294,517
Kenneth Myszkowski	2022	509,648	—	3,978,000		238,106	13,798	4,739,552
Chief Financial Officer	2021	484,865	—	4,603,800		231,171	13,734	5,333,570
	2020	463,750	—	5,391,550		213,750	12,802	6,081,852
Patrick O’Brien	2022	500,466	—	3,978,000		235,599	13,798	4,727,863
Chief Operating Officer and General Counsel	2021	479,762	—	4,603,800		239,630	13,734	5,336,926
	2020	459,100	—	4,440,100		211,500	12,802	5,123,502
James Hamilton	2022	450,436	—	3,646,500		212,580	13,798	4,323,314
Chief of Discovery and Translational Medicine	2021	426,109	—	3,836,500		233,604	13,734	4,509,947
	2020	376,362	—	2,854,350		169,363	12,802	3,412,877
Tracie Oliver (7)	2022	111,154	16,344	2,517,200		94,874	4,899	2,744,471
Chief Commercial Officer	2021	—	—	—		—	—	—
	2020	—	0	—		—	—	—

(1)These columns represent the total grant date fair value, computed in accordance with ASC 718, of restricted stock units granted during fiscal year 2022, 2021 and 2020. The assumptions used to calculate the value of the stock underlying the restricted stock unit awards are set forth in Note 9 of the Notes to the Consolidated Financial Statements included with the Company’s Annual Report on Form 10-K.
(2)These bonus amounts represent the amounts earned for performance under the Company’s Annual Bonus Incentive Plan during calendar year 2022, 2021 and 2020 and paid in fiscal year 2023, 2022 and 2021, respectively. The Annual Bonuses are described in more detail in the “Bonus Incentive” section.
(3)Amounts consist of 401(k) matching contribution, as well as life insurance premiums for the benefit of each executive officer.
(4)In July of 2022, our CEO’s fiscal 2022 compensation was revised by reducing his equity award and re-formulating the equity award to consist 60% of performance-based RSUs and 40% of time-based RSUs. The CEO's Stock Awards are described in more detail in the "Our CEO’s Fiscal 2022 Equity Award" section. The amounts reported for Christopher Anzalone in the Stock Awards column reflect the grant date fair value of a July 2022 restricted stock unit award that is subject to vesting upon the achievement of specific performance conditions, as described above in the Compensation Discussion and Analysis. We determined the performance conditions that were probable and not probable of being achieved as of the grant date, as defined under applicable accounting guidance, and assigned a grant date fair value of $6,229,538 based on this evaluation. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that Christopher Anzalone will realize from the awards. Whether, and to what extent, an NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

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2023 PROXY STATEMENT    Executive Compensation
(5)The amounts reported for Christopher Anzalone in the Stock Awards column reflect the grant date fair value of a January 2021 restricted stock unit award that is subject to vesting upon the achievement of specific performance conditions, as described above in the Compensation Discussion and Analysis. We determined the performance conditions that were probable and not probable of being achieved as of the grant date, as defined under applicable accounting guidance, and assigned a grant date fair value of $23,019,000 based on this evaluation. If we had determined that as of the date of the grant it was probable that 100% of the performance conditions would be achieved, we would have assigned a grant date fair value of $61,384,000 for the restricted stock units. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that Christopher Anzalone will realize from the awards. Whether, and to what extent, an NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment. Additionally, in December 2021, these awards were modified to change the vesting to be subject entirely based on market capitalization-based thresholds rather than performance conditions. This modification did not result in any incremental fair value associated with the award.
(6)The amounts reported for Christopher Anzalone in the Stock Awards column reflect the grant date fair value of a January 2020 restricted stock unit award that is subject to vesting upon the achievement of specific performance conditions, as described above in the Compensation and Analysis. We determined the performance conditions that were probable and not probable of being achieved as of the grant date, as defined under applicable accounting guidance, and assigned a grant date fair value of $12,686,000 based on this evaluation. If we had determined that as of the date of the grant it was probable that 100% of the performance conditions would be achieved, we would have assigned a grant date fair value of $57,087,000 for the restricted stock units. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that Christopher Anzalone will realize from the awards. Whether, and to what extent, an NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.
(7)Ms. Oliver's employment with us began in June 2022.

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2023 PROXY STATEMENT    Executive Compensation
Fiscal 2022 Grants of Plan Based Awards Table

The following table sets forth cash bonus and equity grants made to the NEOs in fiscal 2022:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value
Name	Grant Date	Target	Target
Christopher Anzalone
Cash Bonus		$870,350	—	—	—
RSUs	7/8/2022	—	99,521	—	$4,153,011
PRSUs	7/8/2022	—	149,282	—	$6,229,538
Kenneth Myszkowski
Cash Bonus		$226,768	—	—	—
RSUs	1/1/2022	—	—	60,000	$3,978,000
Patrick O’Brien
Cash Bonus		$224,380	—	—	—
RSUs	1/1/2022	—	—	60,000	$3,978,000
James Hamilton
Cash Bonus		$202,457	—	—	—
RSUs	1/1/2022	—	—	55,000	$3,646,500
Tracie Oliver(4)
Cash Bonus		$175,100	—	—	—
RSUs	7/1/22	—	—	70,000	2,517,200
(1)Amounts listed represent cash award targets for our NEOs in fiscal 2022. Actual payments were made in fiscal 2023 and the amounts are reported in the Summary Compensation Table above. There are no thresholds or maximum levels applicable under our annual cash incentive awards.
(2)These RSU and PRSU are described above in the “Compensation Discussion and Analysis” under the heading “Equity Compensation”.
(3)RSUs granted in fiscal 2022 vest in four equal annual installments beginning 1 year from the grant date.
(4)Ms. Oliver’s employment with us began in June 2022. Under her fiscal 2022 compensation arrangements, Ms. Oliver had the opportunity to receive an incentive cash bonus of 40% of her base salary.

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2023 PROXY STATEMENT    Executive Compensation
Fiscal 2022 Outstanding Equity Awards at Fiscal Year End Table

The following table provides information, with respect to the NEOs, concerning the outstanding equity awards covering shares of the Company’s common stock as of September 30, 2022.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable) (1)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($) (4)
Christopher Anzalone	5/6/2013	104,928	—	2.01	5/6/2023	—	—	—	—
	9/21/2013	57,755	—	4.75	9/21/2023	—	—	—	—
	2/6/2014	57,499	—	14.54	2/6/2024	—	—	—	—
	3/6/2015	300,000	—	7.75	3/6/2025	—	—	—	—
	1/1/2016	51,726	—	6.15	1/1/2026	—	—	—	—
	1/1/2020	—	—	—	—	—	—	900,000	29,745,000
	1/1/2021	—	—	—	—	—	—	800,000	26,440,000
	7/8/2022	—	—	—	—	—	—	248,803	8,222,939
Kenneth Myszkowski	1/1/2019	—	—	—	—	21,250	702,313	—	—
	1/1/2020	—	—	—	—	42,500	1,404,625	—	—
	1/1/2021	—	—	—	—	45,000	1,487,250	—	—
	1/1/2022	—	—	—	—	60,000	1,983,000	—	—
Patrick O’Brien	1/1/2019	—	—	—	—	17,500	578,375	—	—
	1/1/2020	—	—	—	—	35,000	1,156,750	—	—
	1/1/2021	—	—	—	—	45,000	1,487,250	—	—
	1/1/2022	—	—	—	—	60,000	1,983,000	—	—
James Hamilton	1/1/2019	—	—	—	—	15,000	495,750	—	—
	1/1/2020	—	—	—	—	22,500	743,625	—	—
	1/1/2021	—	—	—	—	37,500	1,239,375	—	—
	1/1/2022	—	—	—	—	55,000	1,817,750
Tracie Oliver	7/1/2022	—	—	—	—	70,000	2,313,500	—	—
(1)Options are priced at the market closing price on the date of grant. Options have various vesting parameters, but generally vest within 48 months after the award is granted.
(2)The amounts reported for Christopher Anzalone in this column reflect the January 2020, January 2021, and July 2022 awards that contain performance-based vesting conditions. These awards and their vesting conditions are described above in the “Compensation Discussion and Analysis” under the heading “Equity Compensation”.

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2023 PROXY STATEMENT    Executive Compensation
(3)Restricted stock units have various vesting parameters but generally vest in four equal annual installments beginning 1 year from the grant date.
(4)Value is based on our Company’s Common Stock closing price of $33.05 on September 30, 2022.

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2023 PROXY STATEMENT    Executive Compensation
Fiscal 2022 Options Exercises and Stock Vested Table

The following table provides information, with respect to the NEOs, concerning options exercised or RSUs or PRSUs vested during fiscal 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Christopher Anzalone	228,125	$996,462.00	200,000	$13,534,000.00
Kenneth Myszkowski	—	—	76,250	$4,959,300.00
Patrick O’Brien	28,000	$172,200.00	65,000	$4,227,600.00
James Hamilton	—	—	51,250	$3,524,338.00
Tracie Oliver	—	—	—	—

(1)Value is calculated as the price of our Common Stock upon exercise, less the exercise price, multiplied by the number of shares exercised.
(2)Value is calculated as the price of our Common Stock upon vesting, multiplied by the number of shares vested.
Termination Benefits — Potential Payments Upon Termination or Change in Control
The Company has the following severance or change of control arrangements with its NEOs:
Dr. Anzalone’s employment agreement with the Company provides that, if the Company terminates Dr. Anzalone’s employment without Cause or if Dr. Anzalone terminates his employment for Good Reason, on his date of termination, Dr. Anzalone will receive a one-time lump sum payment equal to the sum of: (i) one month of base salary and (ii) premiums for thirty (30) days of medical and dental benefits. To receive such payments Dr. Anzalone is required to execute a general release in favor of the Company.
For purposes of Dr. Anzalone’s employment agreement:
“Cause” means (i) the conviction (by trial or upon a plea of nolo contendere) of a felony or other crime involving moral turpitude or the commission of any other material act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or any of their customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its subsidiaries substantial public disgrace or disrepute or economic harm, (iii) the engaging of gross misconduct and the failure to cease such conduct and rectify any harm to the Company resulting therefrom within 30 days after written demand therefor by the Company identifying with reasonable particularity such conduct and harm, or (iv) any other material breach by Dr. Anzalone of his employment agreement and the failure to cease such breach and rectify any harm to the Company within 30 days after written demand by the Company identifying with reasonable particularity such breach and harm; and

“Good Reason” means (i) Dr. Anzalone’s duties, responsibilities, titles or offices are diminished as compared to those described in his employment agreement without his written consent, and the Company fails to reinstate such duties, responsibilities, titles or offices within 30 days after written demand by Dr. Anzalone identifying with reasonable particularity the diminishment, (ii) the relocation of Dr. Anzalone’s base office to an office that is more than thirty (30) highway miles from Pasadena, CA, (iii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the obligations under the

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2023 PROXY STATEMENT    Executive Compensation
employment agreement and (iv) any other material breach of Dr. Anzalone’s employment agreement by the Company and the failure to cease such breach and rectify any harm to Dr. Anzalone resulting within 30 days after written demand by Dr. Anzalone identifying with reasonable particularity the breach and harm.
Pursuant to his offer of employment by the Company, Mr. Myszkowski is entitled to severance pay equal to three months’ base salary plus an amount equal to the premiums on his medical and dental benefits for the same period upon termination of his employment without cause.
Pursuant to his offer of employment by the Company, Mr. O’Brien is entitled to severance pay equal to six months’ base salary upon a qualifying termination of his employment without case only upon change of control as defined in the Company’s 2013 Incentive Plan.
The Company has not entered into a severance arrangement with Dr. San Martin, Dr. Hamilton, or Ms. Oliver.
Additionally, pursuant to the 2004 Equity Incentive Plan, the 2013 Incentive Plan, and the 2021 Incentive Plan, any unvested awards held by plan participants, including the NEOs, become fully vested upon a change of control of the Company, except as otherwise determined by the Board and except with respect to the outstanding awards held by the CEO whose awards will only become fully vested if he experiences a qualifying termination of employment following a change of control.
The following tables set forth information regarding potential termination and change of control arrangements with our executive officers had their employment been terminated or a change in control of the Company taken place on September 30, 2022:

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2023 PROXY STATEMENT    Executive Compensation
Termination Payments

Triggering Event	Salary ($)	Benefits ($)	Stock Awards (1)($)	Option Awards (1)($)	Total
Termination by Employer without Cause
Christopher Anzalone (2)	72,529	2,026	—	—	74,555
Kenneth Myszkowski	125,982	8,825	—	—	134,807
Patrick O’Brien	—	—	—	—	—
James Hamilton	—	—	—	—	—
Tracie Oliver	—	—	—	—	—
Change in Control					—
Christopher Anzalone (2)	—	—	—	—	—
Kenneth Myszkowski	125,982	8,825	11,549,550	—	11,684,357
Patrick O’Brien	—	—	10,144,875	—	10,144,875
James Hamilton	—	—	7,881,788	—	7,881,788
Tracie Oliver	—	—	—	—	—
Involuntary Termination Following a Change in Control					—
Christopher Anzalone	72,529	2,026	106,131,000	—	106,205,555
Patrick O’Brien	249,312	—	—	—	249,312

(1)For stock awards the value is calculated as the number of unvested shares multiplied by the Company’s closing stock price at September 30, 2022 of $33.05.
(2)Dr. Anzalone’s employment contract also provides for payment of the values set forth above upon his resignation for “good reason” as defined in his employment agreement.

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2023 PROXY STATEMENT    Executive Compensation
CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the annual total compensation of all of our employees (excluding our CEO, Dr. Anzalone), the annual total compensation of Dr. Anzalone, and the ratio of these two amounts.

Based on the fact that we had a significant number of new hires during fiscal 2022, we did not elect to use the same median employee as the prior year. Our median employee was identified using the entire population of our employees as of September 30, 2022 based on a consistently applied compensation measure, or CACM, that reasonably reflects the annual compensation of our employees. The CACM selected by us for our disclosure included annual base salary, the cash bonus amount for fiscal 2022, the grant-date fair value for stock-based awards (calculated in accordance with requirements for the Summary Compensation Table), and welfare and health benefits for fiscal 2022.
Based on the CACM methodology described above, we identified the median employee and calculated the fiscal 2022 compensation for this selected employee in the same manner we determine the annual total compensation of our NEOs for purposes of the Summary Compensation Table. The median of the annual total compensation of all our employees was $194,796.39. Dr. Anzalone’s fiscal 2022 annual total compensation as disclosed in the Fiscal 2022 Summary Compensation Table was $12,031,969. As a result, our CEO to median employee pay ratio for fiscal 2022 is 62:1.
This pay ratio is a reasonable estimate calculated by a method consistent with the SEC requirements, described above, based on our payroll and employment records. As a result of a variety of factors, including employee populations, potential differences in the components used for the CACM, compensation philosophies and certain assumptions, pay ratios reported by other companies may not be comparable to our pay ratio. The pay ratio is not utilized by our management or our compensation committee for compensation-related decisions.

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2023 PROXY STATEMENT    Executive Compensation
Proposal Three — Approval of Amendment to Arrowhead Pharmaceuticals, Inc.’s Amended and Restated Certificate Of Incorporation To Increase The Number Of Authorized Shares Of Common Stock

Background Regarding Proposed Amendment

The Board is asking stockholders to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the authorized number of common shares, par value $0.001 per share (the “Common Stock”), from 145,000,000 to 290,000,000, which would also increase the total number of authorized shares of capital stock from 150,000,000 to 295,000,000 (the “Proposed Certificate Amendment”). If our stockholders approve the Proposed Certificate Amendment, which the Board has approved and declared advisable, we expect to file a certificate of amendment with the Delaware Secretary of State to increase the number of authorized shares of our common stock and capital stock as soon as practicable following stockholder approval. On filing of the certificate of amendment with the Delaware Secretary of State, the first sentence of Article FOURTH of the Certificate would be amended and restated in its entirety as follows:

“FOURTH: The total number of shares which the Corporation shall have authority to issue is ~~150,000,000~~295,000,000, of which ~~145,000,000~~290,000,000 shares shall be common stock, $.001 par value (“Common Stock”), and 5,000,000 shares shall be preferred stock, $.001 par value (“Preferred Stock”).”

Under the Proposed Certificate Amendment, the authorized number of shares of preferred stock, of which none are currently outstanding, would remain unchanged.

Purposes of the Proposed Amendment

As of January 20, 2023, the Record Date, our Common Stock share utilization was as follows:

Number of Shares of Common Stock
Authorized for issuance	145,000,000
Issued and outstanding	106,706,695
Reserved for issuance
• Outstanding equity awards under our equity compensation plans and inducement awards	6,123,516
• Available for future grants under our equity compensation plans	7,053,236
• Available for future issuance under our existing at-the-market securities offering	7,807,620
Total share usage (issued and outstanding + reserved for issuance)	127,691,067
Total share usage as percentage of authorized	88.1%

As a result, only approximately 13,027,269,shares of our Common Stock (or 8.98% of the total authorized) remain available for future issuance.

The Board believes that the availability of additional authorized shares of Common Stock is needed to provide us with additional flexibility to issue Common Stock for a variety of general corporate purposes as the Board may determine to be desirable. This includes, but is not limited to, using Common Stock as consideration for acquisitions, mergers, business combinations or other corporate transactions, raising equity capital, including any future at-the-market equity programs, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans, implementing stock splits or stock dividends and other general corporate purposes. The Company does not have any current intention to issue shares in connection with acquisitions or pursuant to any equity financing outside its existing equity compensation plans and at-the-market securities offering. However, unless our stockholders approve the Proposed Certificate Amendment, we may not have sufficient unissued and unreserved authorized shares to engage in similar transactions in the future. Further, our success also depends in part on our continued ability to attract, retain, and motivate highly qualified management and key personnel. If this proposal is not approved

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2023 PROXY STATEMENT    Executive Compensation
by our stockholders, the lack of unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals.

Having additional authorized Common Stock available for future use will allow us to issue additional shares of Common Stock without the expense and delay of arranging a special meeting of stockholders. We may seek further increases in authorized shares from time to time in the future as considered appropriate by the Board.

Effect of Increasing the Number of Shares of Authorized Common Stock

The Proposed Certificate Amendment would not change the number of shares of Common Stock outstanding, nor will it have any immediate dilutive effect. However, if this proposal is approved, unless otherwise required by applicable law or Nasdaq rules, the Board will be able to issue the additional shares of Common Stock from time to time in its discretion without further action or authorization by the stockholders. Any future issuance of additional shares of Common Stock authorized by the Proposed Certificate Amendment may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of our Common Stock, none of whom have preemptive rights under the Certificate to subscribe for additional securities that we may issue.

The Proposed Certificate Amendment has been prompted by business and financial considerations. The Board currently is not aware of any attempt by a third-party to accumulate shares of Common Stock or take control of the Company by means of a merger, tender offer, or solicitation in opposition to management or the Board. Moreover, we currently have no plans to issue newly authorized shares of Common Stock to discourage third parties from attempting to take over the Company. However, the Proposed Certificate Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquiror, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, while we currently have no intent to use the additional authorized shares as an anti-takeover device, the Proposed Certificate Amendment may have the effect of discouraging future unsolicited takeover attempts.

Once the Proposed Certificate Amendment is approved, no further action by the stockholders would be necessary prior to the issuance of additional shares of Common Stock unless required by applicable law or Nasdaq rules. Each of the newly authorized shares of Common Stock will have the same rights and privileges as currently authorized shares of Common Stock. Adoption of the Proposed Certificate Amendment will not affect the rights of the holders of currently outstanding Common Stock, nor will it change the par value of the Common Stock.

A complete copy of the Company’s current Amended and Restated Certificate of Incorporation is available as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (https://ir.arrowheadpharma.com/financial-information).

Effectiveness and Vote Required; Recommendation of the Board

The Proposed Certificate Amendment is binding. If the Proposed Certificate Amendment is approved, it will become effective upon filing of the certificate of amendment with the Secretary of State for the State of Delaware.

Proposal Three must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

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2023 PROXY STATEMENT    Executive Compensation
Proposal Four — Ratification of Appointment of Independent Auditors
Our Audit Committee, with the ratification of our Board, selected the accounting firm of Rose, Snyder & Jacobs, LLP (“RS&J”) as the Company’s independent auditors for the fiscal year ending September 30, 2023, and that selection is now being submitted to the stockholders.
A representative of RS&J is expected to be available at the Annual Meeting to respond to appropriate stockholder questions or make any other statements such representative deems appropriate.
Stockholders are not required to ratify the appointment of RS&J as our independent auditor. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain RS&J. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Vote Required; Recommendation of the Board

In order to be ratified, Proposal Four must be approved by the Required Vote, assuming a quorum is present. For this purpose, abstentions and broker non-votes, if any, will be counted as a vote “AGAINST” the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL FOUR.

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2022 PROXY STATEMENT    Audit Fees
Audit Fees
The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, RS&J, may potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by RS&J. Pre-approval is generally provided by the Audit Committee for up to one year, detailed to the particular service or category of services to be rendered and is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis. All engagements of our independent registered public accounting firm in 2022 and 2021 were pre-approved by the audit committee.
The following table sets forth the aggregate audit fees billed and expected to be billed by RS&J for the indicated fiscal year and the fees billed by RS&J for all other services rendered during the indicated fiscal year:

	Year Ended September 30,
	2022	2021
Audit fees (1)	$324,750	$295,400
Audit-related fees (2)	45,200	70,250
Tax Fees	—	—
All other fees	—	—
Total	$369,950	$365,650

(1)Fees invoiced by RS&J include year-end audit and periodic reviews of Forms 10-Q and 10-K.
(2)Fees invoiced by RS&J related to Comfort Letters and Consents for financings and registration statements, and other agreed-upon procedures.

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2022 PROXY STATEMENT    Report of the Audit Committee
Report of the Audit Committee
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for fiscal 2022, which include the consolidated balance sheets of the Company as of September 30, 2022 and September 30, 2021, and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended September 30, 2022, September 30, 2021 and September 30, 2020, and the notes thereto.
Composition. At September 30, 2022, the Audit Committee of the Board was comprised of four directors and operated under a written charter adopted by the Board. The members of the Audit Committee for fiscal 2022 were William Waddill, Marianne De Backer, Adeoye Olukotun, and Michael S. Perry. All members of the Audit Committee were “independent,” as defined in Rule 10A-3 under the Exchange Act and Rule 5605(c) of the Nasdaq Marketplace Rules, and are financially literate.
Responsibilities. The responsibilities of the Audit Committee include engaging an accounting firm as the Company’s independent registered public accounting firm. Management has primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

Review with Management and independent registered public accounting firm. The Audit Committee met separately to review the Company’s consolidated audited financial statements and held discussions with management and RS&J. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The members of the Audit Committee discussed with RS&J matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed the firm’s independence with RS&J.
Conclusion. Based upon the Audit Committee’s review of the financial statements and discussions with management and RS&J, the Audit Committee’s review of the representations of management and the report of RS&J to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC.
This report is submitted by the Audit Committee of the Board.
William Waddill, Committee Chair
Marianne De Backer
Adeoye Olukotun
Michael S. Perry

58

2022 PROXY STATEMENT    Voting Securities of Principal Stockholders and Management
Voting Securities of Principal Stockholders and Management
The following table sets forth the beneficial ownership of the Company’s Common Stock as of January 10, 2023, by (i) each of the NEOs named in the table under “Executive Compensation and Related Information,” (ii) each director, (iii) all current directors and executive officers as a group, and (iv) the holders of greater than 5% of our total shares outstanding known to us. Unless otherwise specified in the footnotes to the table below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable, and the address of each stockholder is c/o Arrowhead Pharmaceuticals, Inc., 177 E. Colorado Blvd, Suite 700, Pasadena, CA, 91105 unless otherwise indicated.

	Number and Percentage of Shares Beneficially Owned (1)
	Shares	Percentage
5% Beneficial Owners
BlackRock Inc (2) 55 East 52nd Street, New York, NY 10055	12,008,063	11.3%
The Vanguard Group (3) 100 Vanguard Blvd., Malvern, PA 19355	9,358,719	9.5%
Named Executive Officers and Directors
Christopher Anzalone (4)	3,720,714	3.5%
Kenneth Myszkowski	396,704	*
Patrick O’Brien	413,375	*
Javier San Martin	151,500	*
James Hamilton	191,484	*
Tracie Oliver	70,500	*
Douglass Given	124,135	*
Michael S. Perry	99,767	*
Mauro Ferrari	50,838	*
William Waddill	36,817	*
Marianne De Backer	31,267	*
Adeoye Olukotun	19,217	*
Victoria Vakiener	23,284	*
All Executive Officers and Directors as a group (11 persons)	5,329,602	5.0%

*Less than 1%
(1)Based on 106,624,931 shares of Common Stock issued and outstanding as of January 10, 2023. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of January 10, 2023, or within sixty days of such date are treated as outstanding only when determining the percentage owned by such individual and when determining the percentage owned by a group.
(2)Based on Amendment No. 5 to Schedule 13G/A filed January 27, 2022 by BlackRock Inc.. According to Amendment No. 5, BlackRock Inc. has sole voting power and sole dispositive power over 11,860,689 shares and 12,008,063 shares, respectively, and has shared voting power and shared dispositive power over 0 shares and 0 shares, respectively.
(3)Based on Amendment No. 3 to Schedule 13G/A filed February 09, 2022. According to Amendment No. 3, The Vanguard Group has sole voting power and sole dispositive power over 0 and 9,358,719 shares, respectively, and has shared voting power and shared dispositive power over 191,955 shares and 281,424 shares, respectively.
(4)Includes 0 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 10, 2023.

59

2023 PROXY STATEMENT    Equity Compensation Plan Information
Equity Compensation Plan Information
The following table provides information as of September 30, 2022 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

	Equity Compensation Plan Information
	Number of Shares to be Issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	6,790,815	$46.04	7,190,077
Equity compensation plans not approved by security holders (2)	1,617,050	$43.88	—
Total	8,407,865	$45.62	7,190,077

(1)Includes options outstanding representing 175,083, 2,543,301 and 3,000 shares of Common Stock under the 2004 Equity Incentive Plan, the 2013 Incentive Plan, and the 2021 Incentive Plan, respectively. Also includes 3,145,886 and 923,545 restricted stock units subject to the 2013 Incentive Plan and the 2021 Incentive Plan, respectively. There is no exercise price associated with a restricted stock unit award. Accordingly, these have been excluded from the column in the table reporting the weighted-average exercise price of outstanding awards.

(2)Includes 778,425 inducement option grants and 838,625 inducement restricted stock unit grants issued to newly hired employees.
Current Executive Officers of the Registrant

The names, ages, and positions of our current executive officers serving as of January 10, 2023 are provided below. Biographical information regarding these officers is set forth under the following table, except for Dr. Anzalone, whose biography is set forth above with our other directors.

Name	Age	Position with Arrowhead
Christopher Anzalone	53	Chief Executive Officer & President and Director
Kenneth A. Myszkowski	56	Chief Financial Officer
Javier San Martin	57	Chief Medical Officer
James Hamilton	45	Chief of Discovery and Translational Medicine
Patrick O’Brien	59	Chief Operating Officer and General Counsel
Tracie Oliver	61	Chief Commercial Officer

Kenneth A. Myszkowski, Chief Financial Officer, joined the Company in 2009. Prior to joining Arrowhead, Mr. Myszkowski served as the corporate controller for Broadwind Energy, a public energy company which provides products and services to the wind energy industry. Previous to his position at Broadwind, Mr. Myszkowski was controller for Epcor USA, the U.S. headquarters for Epcor Utilities, Inc., a public energy company. Prior to Epcor, Mr. Myszkowski was controller for two start-up ventures: NanoInk, specializing in Dip Pen Nanolithography, a nanofabrication technology, and Delphion, which provided on-line tools for intellectual property research. Mr. Myszkowski also held several corporate roles at FMC Corporation and Premark International, both Fortune 500 conglomerates. He began his career in the audit practice of Arthur Andersen & Co. in Chicago, Illinois. Mr. Myszkowski received his undergraduate degree from the University of Illinois, and his MBA from the University of Chicago Booth School of Business. He is a certified public accountant.

Patrick C. O’Brien, Chief Operating Officer and General Counsel, joined the Company in December 2014, where he has served as Chief Operating Officer since July 2022 and as General Counsel since 2014. Mr. O’Brien has practiced

60

2022 PROXY STATEMENT    Equity Compensation Plan Information
in the healthcare legal field for over 30 years. Before joining the Company, from 2012 to 2014, Mr. O’Brien was with Shire, as global pharmaceutical company, where he was Group Vice President, Law. Immediately prior to working with Shire he was a partner with the international law firm of Holland & Knight LLP in its Washington, DC office. In 2010, Mr. O’Brien co-founded the law firm O’Brien Gould PLLC which joined Holland & Knight in 2011. From 2009 to 2010, Mr. O’Brien was a partner in Burke O’Neil LLC. From 2001 to 2009, Mr. O’Brien served in several legal roles with Johnson & Johnson, including serving as Vice President of Law for J&J’s Centocor Ortho-Biotech unit. Mr. O’Brien previously served as Regulatory Counsel with the United States Food & Drug Administration. Mr. O’Brien was awarded a BS in Pharmacy and a PharmD from the University of Arizona before completing a residency in Clinical Pharmacy with the University of Illinois at Chicago Hospital. He was also awarded his JD from the University of Arizona.
Javier San Martin, Chief Medical Officer, joined the Company in November 2019. Dr. San Martin previously served as Senior Vice President and Head of Global Clinical Development at Ultragenyx from 2013 until November 2019. At Ultragenyx he led the development of burosumab, a novel drug for the treatment of X-Linked Hypophosphatemia approved across major regions including the United States, the European Union, and Canada. Before his tenure at Ultragenyx, he served as Senior Vice President of Clinical Development at Alder Biopharmaceuticals, where he was responsible for managing the medical, regulatory, and clinical operations group focused on early clinical programs. From 2006 to 2011, Dr. San Martin was a Global Development Leader at Amgen, Inc., where he was responsible for two major development programs. He directed the romosozumab clinical program through the end of phase II, and before that, was responsible for the development and approval of denosumab, the largest branded anti-osteoporosis treatment for postmenopausal osteoporosis and the first monoclonal antibody to address a very prevalent disease treated by primary care physicians. Prior to his time at Amgen, he spent seven years at Eli Lilly and Company, supporting late stage clinical development as well as medical affairs activities, including the successful launch of Evista and Forteo. He received his medical degree from the University of Buenos Aires Medical School and completed his residence in internal medicine at CEMIC University Hospital in Buenos Aires, Argentina, serving as Chief Resident, and, thereafter, as Attending Physician responsible for the internal medicine ward.
James Hamilton, Chief of Discovery & Translational Medicine, joined the Company in 2014. He is responsible for target discovery as well as non-clinical and early clinical development. Previously, Dr. Hamilton served as Vice President, Clinical Development, responsible for clinical strategy, clinical trial design and execution including early translational and mid-stage development of all Arrowhead programs. He is experienced in multiple disease areas including virology, hepatology, cardiovascular disease, rare disease and oncology. Dr. Hamilton led the clinical development of ARO-HBV (now JNJ-3989), which was licensed to Janssen Pharmaceuticals. In parallel, Dr. Hamilton served as Head of Corporate Development and led Arrowhead’s in-licensing transaction of Novartis’s RNAi assets, as well as the out-licensing of ARO-LPA (now AMG890) to Amgen and the ARO-AAT partnership with Takeda. Dr. Hamilton started his employment at Arrowhead as Medical Director and Head of Corporate development. He holds both MD and MBA degrees from The Ohio State University. He is a licensed physician and completed residency training with board certification in emergency medicine.
Tracie Oliver, Chief Commercial Officer, joined Arrowhead in June 2022. Ms. Oliver has over 30 years of global experience in the biopharmaceutical industry leading both R&D and Commercial organizations. Prior to joining Arrowhead, she had her own consulting practice focused on development of commercial and development strategy for small biotech companies since 2019. She joined Shire Pharmaceuticals in 2016 through the acquisition of Baxalta and was Global Head of New Product Planning and Device Strategy until 2019. Prior to that she held several commercial roles at Baxter and Baxalta including establishing a new oncology franchise and leading the North America Immunology Business Unit and Autoimmune Franchise. Ms. Oliver began her career in the biopharmaceutical industry with Johnson & Johnson and served as head of Ortho Biotech Nephrology Business Unit in Canada, Ortho McNeil Neurologics, and McNeil Pediatrics in the USA and led an internal venture developing an allogeneic cell therapy for acute ischemic stroke. She received her BSc and MSc from Queen’s University in Kingston, Ontario and her MBA from the Shulich School of Business, York University, Toronto.

61

2022 PROXY STATEMENT    Review and Approval of Related-Party Transactions
Review and Approval of Related-Party Transactions
Our Board has adopted written policies and procedures for the review and approval of related-party transactions and has delegated to the Audit Committee the authority to review and approve the material terms of any proposed related-party transactions. To the extent that a proposed related-party transaction may involve a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter may also be considered by the other disinterested directors.
Pursuant to our Code of Business Conduct and Ethics and our Corporate Governance Committee Charter, each of our officers, directors and employees must disclose related-party transactions to our Board. In order to avoid conflicts of interest, our executive officers and directors may not acquire any ownership interest in any supplier, customer or competitor (other than nominal amounts of stock in publicly traded companies), enter into any consulting or employment relationship with any customer, supplier or competitor, or engage in any outside business activity that is competitive with any of our businesses, without first disclosing the proposed transaction. After the proposed transaction has been disclosed, a determination will be made by our Board or Audit Committee as to what course to follow, depending on the nature or extent of the conflict. Furthermore, our executive officers and directors may not serve on any board of directors of any customer, supplier or competitor unless such board service has been disclosed to us and approved by our Board.
In determining whether to approve or ratify a related-party transaction, the Board and/or Audit Committee may consider, among other factors it deems appropriate, the potential benefits to the Company, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to the Company, whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Board or Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related party in connection with its approval of any transaction. Any transactions involving the compensation of executive officers, however, are reviewed and approved by the Compensation Committee. If a related-party transaction will be ongoing, the Audit Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Audit Committee reviews and assesses the ongoing relationship with each related party to see that it is in compliance with the Audit Committee’s guidelines and that the related-party transaction remains appropriate.

62

2022 PROXY STATEMENT    Certain Relationships and Related Transactions, and Director Independence
Certain Relationships and Related Transactions, and Director Independence
As of September 30, 2022, a majority of the members of the Board are independent directors, as defined by the Nasdaq Marketplace Rules. The Board has determined that all of the Company’s directors are independent, except Dr. Anzalone, the Company’s Chief Executive Officer, and Dr. Douglass Given, the brother of the Company’s former Chief Operating Officer. Non-employee directors do not receive consulting, legal or other fees from the Company, other than Board compensation.
Vincent Anzalone is the Company’s Vice President, Investor Relations and the brother of Christopher Anzalone, the Company’s Chief Executive Officer. Vincent Anzalone earned base salary and bonus of $311,173 during fiscal year 2022. His current base salary is $294,581. In January 2022, Mr. Anzalone was awarded 15,000 restricted stock units, and this award vests in four annual tranches from the grant date. The grant date fair value of this award is $994,500.
Annual Report on Form 10-K

The Company will mail, without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended September 30, 2022 including the financial statements, schedules and a list of exhibits. Requests should be sent to Arrowhead Pharmaceuticals, Inc., 177 E. Colorado Blvd., Suite 700, Pasadena, CA 91105, Attn: Corporate Secretary, Phone (626) 304-3400.
Stockholders Sharing the Same Address

We may satisfy SEC rules regarding delivery of proxy statements including the proxy statement, annual report and Notice, by delivering a single Notice and, if applicable, a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one Notice, and if applicable, a single set of proxy materials to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our Notice and/or other proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the Notice and/or other proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a Notice, and if applicable, other proxy materials either now or in the future, please contact us at the address provided below. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a Notice and, if applicable, other proxy materials either now or in the future, please contact your brokerage firm or bank.
Arrowhead Pharmaceuticals, Inc.
177 E. Colorado Blvd., Suite 700
Pasadena CA 91105
Attn: Corporate Secretary
Phone (626) 304-3400

63

2022 PROXY STATEMENT    Certain Relationships and Related Transactions, and Director Independence
Other Matters

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Patrick O’Brien
Patrick O’Brien,
Secretary
Pasadena, California
January 30, 2023

64

ARROWHEAD PHARMACEUTICALS, INC.
177 EAST COLORADO BLVD, SUITE 700
PASADENA, CA 91105

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARWR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95313-P84140

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARROWHEAD PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Douglass Given	☐	☐	☐
1b. Michael S. Perry	☐	☐	☐
1c. Christopher Anzalone	☐	☐	☐
1d. Marianne De Backer	☐	☐	☐
1e. Mauro Ferrari	☐	☐	☐
1f. Adeoye Olukotun	☐	☐	☐
1g. William Waddill	☐	☐	☐
1h. Victoria Vakiener	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D95314-P84140

ARROWHEAD PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
March 16, 2023 10:00 AM, PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Anzalone and Patrick O'Brien or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARROWHEAD PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PT on March 16, 2023, online at www.virtualshareholdermeeting.com/ARWR2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side